EXHIBIT 99.3
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF MISSOURI

In re: CORENERGY INFRASTRUCTURE TRUST, INC., Debtor.[1]	) ) ) ) )	Case No. 24-40236-can11 Chapter 11

PLAN OF REORGANIZATION OF
CORENERGY INFRASTRUCTURE TRUST, INC.
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE
HUSCH BLACKWELL LLP
Mark T. Benedict, Esq.
John J. Cruciani, Esq.
4801 Main Street, Suite 1000
Kansas City, MO 64112
Telephone    (816) 983-8000
Facsimile    (816) 983-8080
Email:    mark.benedict@huschblackwell.com
john.cruciani@huschblackwell.com
Proposed Counsel for Debtor and Debtor in Possession
1The Debtor’s address is 1100 Walnut, Ste. 3350 Kansas City, MO 64106. The last four digits of the Debtor’s taxpayer identification number are 1375.
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Table of Contents

Article I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES.                  4
1.01 Defined Terms.                                 4
1.02 Rules of Interpretation.                             15
1.03 Computation of Time.                             15
1.04 Governing Law.                                15
1.05 Reference to Monetary Figures.                         16
1.06 Reference to the Debtor or the Reorganized Debtor             16
1.07 Controlling Document                             16
1.08 Consent Rights.                                 16
Article II ADMINISTRATIVE AND PRIORITY CLAIMS.              16
2.01 Administrative and Priority Claims.                     16
2.02 Professional Fee Claims.                             17
2.03 Restructuring Fees and Expenses.                         18
2.04 Priority Tax Claims.                             18
2.05 Statutory Fees.                                 18
Article III CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS.                                          19
3.01 Classification of Claims and Interests.                     19
3.02 Treatment of Classes of Claims and Interests.                 20
3.03 Special Provisions Governing Unimpaired Claims.             24
3.04 Controversy Concerning Impairment                     24
3.05 Elimination of Vacant Classes.                         24
3.06 Voting Classes; Presumed Acceptance by Non-Voting Classes.         24
3.07 Acceptance by Impaired Classes.                         24
3.08 Confirmation Pursuant to Sections 1129(a)(10) and 1129(b)
of the Bankruptcy Code. 25
Article IV PROVISIONS FOR IMPLEMENTATION OF THE PLAN.          25
4.01 General Settlement of Claims and Interests.                 25
4.02 Restructuring Transactions.                         25
4.03 Corporate Action.                                 26
4.04 Takeback Debt.                                 26
4.05 The Revolving Credit Facility.                         27
4.06 Management Incentive Plan.                         27
4.07 Employee Obligations.                             28
4.08 Deregistration of Existing Common Stock and Preferred Stock and
Issuance of New Common Stock                  28
4.09 Exemption from Registration Requirements.                 28
4.10 Subordination.                                 29
4.11 Vesting of Assets in the Reorganized Debtor                 29
4.12 Cancellation of Instruments, Certificates, and Other Documents.     29
4.13 Sources for Plan Distributions.                         30
4.14 Corporate Existence.                             30
4.15 New Governance Documents.                         30
4.16 Indemnification Provisions in Organizational Documents.         31
4.17 Effectuating Documents; Further Transactions.                 31

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4.18 Management of the Reorganized Debtor                     32
4.19 Section 1146(a) Exemption.                         32
4.20 Preservation of Causes of Action.                         32
Article V TREATMENT OF EXECUTORY CONTRACTS AND
UNEXPIRED LEASES. 33
5.01 Assumption and Rejection of Executory Contracts and
Unexpired Leases.                             33
5.02 Cure and Defaults for Assumed Executory Contracts and
Unexpired Leases.                             34
5.03 Rejection Damages Claims.                         35
5.04 Insurance Policies.                             35
5.05 Contracts and Leases After the Petition Date.                 36
5.06 Reservation of Rights.                             36
5.07 Nonoccurrence of Effective Date.                         36
Article VI PROVISIONS GOVERNING DISTRIBUTIONS.              36
6.01 Distributions on Account of Claims or Interests Allowed as of
Effective Date.                                 36
6.02 Special Rules for Distributions to Holders of Disputed Claims.         38
6.03 Delivery of Distributions.                             38
6.04 Claims Paid or Payable by Third Parties.                     40
6.05 No Postpetition or Default Interest on Claims.                 41
6.06 Setoffs.                                     41
6.07 Allocation Between Principal and Accrued Interest             42
6.08 Delivery of New Common Stock.                         42
Article VII PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS AND INTERESTS. 42
7.01 Allowance of Claims.                             42
7.02 Objections to Claims.                             42
7.03 Estimation of Claims.                             43
7.04 No Distribution Pending Allowance.                     43
7.05 Distribution After Allowance.                         43
7.06 No Interest                                     43
7.07 Adjustment to Claims Without Objection.                 44
7.08 Disallowance of Claims.                             44
Article VIII EFFECT OF CONFIRMATION OF THE PLAN..              44
8.01 Discharge of Claims and Termination of Interests; Compromise
and Settlement of Claims, Interests, and Controversies.             44
8.02 Release by the Debtor                            45
8.03 Releases by Holders of Claims and Interests.                 46
8.04 Exculpation.                                 48
8.05 Injunction.                                     49
8.06 Protection Against Discriminatory Treatment                 51
8.07 Release of Liens.                                 51
8.08 Reimbursement of Contribution.                         51
8.09 Recoupment                                 52
Article IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE..          52
9.01 Conditions Precedent to the Effective Date.                 52
9.02 Waiver of Conditions Precedent                         53
9.03 Effect of Non-Occurrence of Conditions to Consummation.         53

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9.04 Substantial Consummation.                         53
Article X MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN..      54
10.01 Modification of Plan.                             54
10.02 Effect of Confirmation on Modifications.                     55
10.03 Revocation or Withdrawal of Plan.                     54
Article XI RETENTION OF JURISDICTION..                      54
Article XII MISCELLANEOUS PROVISIONS.                      56
12.01 Immediate Binding Effect                             56
12.02 Additional Documents.                             56
12.03 Reservation of Rights.                             56
12.04 Successor and Assigns.                             56
12.05 Service of Documents.                             57
12.06 Term of Injunction or Stays.                         57
12.07 Entire Agreement                                 57
12.08 Plan Supplement                                 58
12.09 Non-Severability.                                 58
12.10 Votes Solicited in Good Faith.                         58
12.11 Dissolution of Statutory Committees and Cessation of Fee and
Expense Payment                                 58
12.12 Closing of Chapter 11 Case.                         59
12.13 Waiver or Estoppel                              59

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Exhibits
Exhibit A - Exit Facility Term Sheet

Exhibit B – Corporate Governance Term Sheet

Introduction
CorEnergy Infrastructure Trust, Inc., as debtor and debtor-in-possession in the above-captioned Chapter 11 Case, proposes this Plan (as defined below) pursuant to Section 1121(a) of the Bankruptcy Code for the resolution of outstanding Claims (as defined below) against, and Interests (as defined below) in, the Debtor. The Debtor is the proponent of the Plan within the meaning of Section 1129 of the Bankruptcy Code. Reference is made to the accompanying Disclosure Statement (as defined below) for a discussion of the Debtor’s history, businesses, properties, operations, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated herein, and certain other related matters.
The Plan contemplates certain transactions and differing treatment for different Classes of Claims and Interests, including, without limitation, the following treatment of these Holders of Claims and Interests (described in greater detail in Article III herein and in the Disclosure Statement):
(a)Secured Claims: On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Secured Claim, each Holder thereof shall receive, at the election of the Debtor or Reorganized Debtor, as applicable: (a) payment in full in Cash; (b) the collateral securing its Allowed Secured Claim; (c) Reinstatement of its Allowed Secured Claim; or (d) such other treatment rendering its Allowed Secured Claim Unimpaired in accordance with Section 1124 of the Bankruptcy Code.
(b)Other Priority Claims: On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Other Priority Claim, each Holder thereof shall receive, at the election of the Debtor or Reorganized Debtor, as applicable, payment in full in Cash or otherwise receive treatment consistent with the provisions of Section 1129(a)(9) of the Bankruptcy Code, either (a) on the Effective Date or (b) on the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Other Priority Claim.
(c)Grier Member Claims: Each Grier Member Claim shall be deemed Allowed in the amount of $1.00 for purposes of voting and confirmation, representing any Claim of the Grier Members against the Debtor, including but not limited to any Claims or rights arising under the Crimson LLC Agreement. The Grier Member Claim constitutes legal, valid, and binding obligation of the Debtor, and no offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the Grier Member Claims exists. No portion of the Grier Member Claims is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.
Because the equity units of the Grier Members in Crimson (the Class A-1 Crimson Units, the Class A-2 Crimson Units, and the Class A-3 Crimson Units) track the dividend and liquidation rights of the Preferred Stock and the Common Stock, the Grier Member Claims will be treated as follows:

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With respect to the Class A-1 Crimson Units, the Grier Members’ right to exchange their Class A-1 Crimson Units with Preferred Stock will be substituted with the Grier Member’s right to exchange their Class A-1 Crimson Units with 2.79% of the New Common Stock, subject to dilution by the Management Incentive Plan and any tracking dividend or liquidation distribution rights that tracked to the Preferred Stock shall be exchanged for tracking to the 2.79% of the New Common Stock; provided, however, that if the Senior Notes receive Excess Effective Date Cash, then the percentage shall increase based on a ratio of 7.59 basis points to every $1 million in Excess Effective Date Cash (for the avoidance of doubt the incremental increase to the percentage described herein when combined with the incremental increase to the holders of Preferred Stock shall total in the aggregate 30 basis points for every $1 million in Excess Effective Date Cash); and
With respect to the Class A-2 and Class A-3 Crimson Units, the Grier Member’s right to exchange their Class A-2 and A-3 Crimson Units with Common Stock will be cancelled because the Common Stock is being cancelled pursuant to Article 4.12 of the Plan; provided, however, that for the avoidance of doubt the Class A-2 and A-3 Crimson Units shall not be cancelled, but the Grier Members shall no longer receive any tracking dividend or liquidation distribution on account of the Class A-2 and A-3 Crimson Units and shall not be entitled to exchange the Class A-2 and Class A-3 Crimson Units.
Notwithstanding any provision of the Plan to the contrary, the Crimson LLC Agreement shall be assumed as of the Effective Date.
(d)General Unsecured Claims: In full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured Claim, each Holder thereof shall receive, at the election of the Debtor or Reorganized Debtor, as applicable, Payment in full in Cash on account of such Claim either (a) on the Effective Date or (b) on the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.
(e)Senior Notes: Senior Notes shall be deemed Allowed in the aggregate amount of $118,242,651, representing the principal amount outstanding under the Bond Indenture, accrued and unpaid interest, and make whole premiums, plus all other accrued and unpaid fees and other expenses payable under the Bond Indenture (including those costs and expenses to which the indenture trustee pursuant to the Bond Indenture is contractually entitled). The Senior Notes constitute legal, valid, and binding obligations of the Debtor, and no offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the Senior Notes exist. No portion of the Senior Notes is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.
Each Senior Noteholder (inclusive of accrued and unpaid interest, accrued and unpaid fees and other expenses payable under the Notes), on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction,

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compromise, settlement, release, and discharge of, and in exchange for their respective Senior Note, shall receive:
Its Pro Rata share of the Senior Note Payment;
Its Pro Rata share of the Takeback Debt Principal Amount; and
Its Pro Rata share of 88.96% of New Common Stock, subject to dilution by the Management Incentive Plan; provided, however, that if the Senior Notes receive Excess Effective Date Cash, then the percentage shall decrease based on a ratio of 30.0 basis points to every $1 million in Excess Effective Date Cash; and
Its Pro Rata share of the Excess Effective Date Cash, if any.
(f)Preferred Stock: On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Preferred Stock, each Holder of a Preferred Stock shall receive either:
If Class 6 votes in favor of the Plan, such Holder’s Pro Rata share of 8.25% of New Common Stock, subject to dilution by the Management Incentive Plan and; provided, however, that if the Senior Notes receive Excess Effective Date Cash, then the percentage shall increase based on a ratio of 22.41 basis points to every $1 million in Excess Effective Date Cash (for the avoidance of doubt the incremental increase to the percentage described herein when combined with the incremental increase to the holders of Grier Member Claims shall total in the aggregate 30 basis points for every $1 million in Excess Effective Date Cash); or
If Class 6 rejects the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Preferred Stock, each Holder thereof shall receive Cash in the amount its Pro Rata share of the liquidation value of the Debtor as set forth on Exhibit D to the Disclosure Statement, which amount is estimated to be $0.00 and the Preferred Stock will be cancelled.
If Class 6 rejects the Plan, then the percentage of New Common Stock that would have been allocated to Preferred Stock will be split pro rata between Class 4 and Class 5. For the avoidance of doubt, with respect to Class 4, this allocation will only serve to increase the percentage allocation in the Class 4 treatment, it will not result in the issuance of any New Common Stock except to the extent provided in the Crimson LLC Agreement.
(g)Common Stock: On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Common Stock, each Holder thereof shall receive Cash in the amount its Pro Rata share of the liquidation value of the Debtor as set forth on Exhibit D to the Disclosure Statement, which amount is estimated to be $0.00 and the Common Stock will be cancelled.

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ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY.
Article I
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES
3.01Defined Terms
1.“Ad Hoc Noteholder Group” means that certain ad hoc group comprising certain Senior Noteholders listed on the signature pages to the Restructuring Support Agreement, and any other future holders (if any) of Senior Notes that becomes bound to that Restructuring Support Agreement by means of a signature of that certain Joinder provided therein; provided, however, that whenever the reference refers to the consent rights of or with respect to the Ad Hoc Noteholder Group, it shall mean the consent of the percent or members of the Ad Hoc Noteholder Group as required by the Restructuring Support Agreement.
2.“Administrative Claim” means a Claim incurred by the Debtor on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Case entitled to priority under Sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estate and operating the Debtor’s businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estate pursuant to Section 1930 of Chapter 123 of title 28 of the United States Code.
3.“Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims (other than requests for payment of Professional Fee Claims and Administrative Claims arising under Section 503(b)(9) of the Bankruptcy Code), which shall be 30 days after the Effective Date.
4.“Affiliate” has the meaning set forth in Section 101(2) of the Bankruptcy Code.
5.“Allowed” means, with respect to any Claim or Interest: (a) a Claim or Interest as to which no objection has been filed by the Claim Objection Deadline and that is evidenced by a Proof of Claim or Interest, as applicable, timely filed by the applicable Claims Bar Date, if any, or that is not required to be evidenced by a filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtor as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely filed; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved, or Final Order that has been entered, by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith. Notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims or Interest shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including Sections 502 or 503 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtor shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan. Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date. No Claim of any Entity subject to Section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the Debtor or Reorganized Debtor, as applicable.

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6.“Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims, actions, or remedies that may be brought by or on behalf of the Debtor or its Estate or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under Sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.
7.“Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.
8.“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time.
9.“Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Missouri and, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Western District of Missouri.
10.“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Case and the general, local, and chambers rules of the Bankruptcy Court.
11.“Bond Indenture” means that certain Indenture, dated August 12, 2019, between the Company and U.S. Bank National Association, as Trustee for the Senior Notes.
12.“Business Day” means any day, other than a Saturday, Sunday, or a legal holiday in New York, as defined in Bankruptcy Rule 9006(a).
13.“Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, money market funds and other cash equivalents.
14.“Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, contribution, and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to Sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in Section 558 of the Bankruptcy Code.
15.“Certain Crimson Employee Claims” means any and all Claims by Larry Alexander, Valerie Jackson, and Nester Taura against CorEnergy, including but not limited to the Claims asserted in the letter dated October 23, 2023 from Brook Barnes related to equity awards.

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16.“Certificate” means any instrument evidencing a Claim or an Interest.
17.“Chapter 11 Case” means the case pending for the Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.
18.“Claim” means any claim, as defined in Section 101(5) of the Bankruptcy Code, against the Debtor.
19.“Claims Bar Date” means the applicable deadline set by the Bankruptcy Court pursuant to the Plan, Claims Bar Date order, or other Final Order for filing Proofs of Claim in this Chapter 11 Case.
20.“Claim Objection Deadline” means the deadline for objecting to a Claim asserted against the Debtor, which shall be with respect to all Claims (other than Administrative Claims and Professional Fee Claims), the later of (a) the first Business Day that is at least 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtor or the Reorganized Debtor, as applicable, or by an Order of the Bankruptcy Court for objecting to such Claims.
21.“Class” means a category of Holders of Claims or Interests classified as set forth in Article III hereof pursuant to Sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.
22.“Class A-1 Crimson Units” means the Class A-1 Units (as such term is defined in the Crimson LLC Agreement) issued by Crimson in accordance with the Crimson LLC Agreement.
23.“Class A-2 Crimson Units” means the Class A-2 Units (as such term is defined in the Crimson LLC Agreement) issued by Crimson in accordance with the Crimson LLC Agreement.
24.“Class A-3 Crimson Units” means the Class A-3 Units (as such term is defined in the Crimson LLC Agreement) issued by Crimson in accordance with the Crimson LLC Agreement.
25.“Combined Hearing” means the hearing(s) before the Bankruptcy Court under Section 1128 of the Bankruptcy Code to consider confirmation of the Plan and final approval of the Disclosure Statement pursuant to Sections 1125 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.
26.“Common Stock” means the common stock of CorEnergy.
27.“Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Case.
28.“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case, within the meaning of Bankruptcy Rules 5003 and 9021.
29.“Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code and approving the adequacy of the Disclosure Statement on a final basis, subject to the consent rights set forth in Article 1.8 hereof.
30.“Consummation” means the occurrence of the Effective Date.

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31.“Creditors’ Professionals” means (a) Faegre Drinker Biddle & Reath LLP and Spencer Fane LLP as counsel to the Ad Hoc Noteholder Group and (b) Perella Weinberg Partners LP, as financial advisor to the Ad Hoc Noteholder Group, and (c) such other legal, consulting, financial, and/or other professional advisors as may be retained or may have been retained from time to time by the Ad Hoc Noteholder Group or any Statutory Committee.
32.“Crimson” means Crimson Midstream Holdings, LLC, a Delaware limited liability company.
33.“Crimson LLC Agreement” means that certain Revised Third Amended and Restated Limited Liability Company Agreement dated as of June 30, 2021, by and among the Debtor, Crimson, and the Grier Members.
34.“Cure” or “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon the Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by the Debtor under Section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to Section 365(b)(2) of the Bankruptcy Code.
35.“D&O Liability Insurance Policy” means all unexpired directors’, managers’, and officers’ liability insurance policy (including any “tail policy” and all agreements, documents, or instruments related thereto) that have been issued or provide coverage to current and former directors, managers, officers, and employees of the Debtor.
36.“Debtor” or “CorEnergy” means CorEnergy Infrastructure Trust, Inc.
37.“Debtor Release” means the releases set forth in Article 8.02 of the Plan.
38.“Definitive Documents” has the meaning set forth in the Restructuring Support Agreement.
39.“Disclosure Statement” means the Disclosure Statement for the Plan of Reorganization of CorEnergy Infrastructure Trust, Inc. Pursuant to Chapter 11 of the Bankruptcy Code, as the same may be amended, modified, or supplemented from time to time, including all exhibits, schedules, appendices, supplements, and related documents, and in each case, subject to the consent rights set forth in the Restructuring Support Agreement.
40.“Disputed” means, with respect to a Claim or Interest, any Claim or Interest that (a) is neither Allowed nor Disallowed under the Plan or a Final Order, nor deemed Allowed under Sections 502, 503, or 1111 of the Bankruptcy Code; (b) is listed in the Schedules, if any are filed, as unliquidated, contingent or disputed, and as to which no request for payment or Proof of Claim has been filed; (c) is otherwise disputed by either the Debtor or the Reorganized Debtor in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order; or (d) the Debtor or any party in interest has interposed a timely objection or request for estimation, and such objection or request for estimation has not been withdrawn or determined by a Final Order. If the Debtor disputes only a portion of a Claim, such Claim shall be deemed Allowed in any amount the Debtor does not dispute, and Disputed as to the balance of such Claim.
41.“Distribution Agent” means, as applicable, the Reorganized Debtor or any other Entity the Reorganized Debtor selects to make or to facilitate distributions in accordance with the Plan.
42.“Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtor or the Reorganized Debtor consistent with this Plan, on or after the

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Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan.
43.“Distribution Record Date” means the Effective Date of the Plan or such other time as agreed upon between the Debtor and the Ad Hoc Noteholder Group. For the avoidance of doubt, no distribution record date shall apply to the holders of public Securities, including the existing Preferred Stock, the Holders of which shall receive a distribution in accordance with Article III of this Plan.
44.“DTC” means Depository Trust Company.
45.“Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article 9.01 of the Plan have been (a) satisfied or (b) waived in accordance with Article 9.02 of the Plan, and on which the Restructuring Transactions become effective or are consummated. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.
46.“Effective Date Cash” means the amount of Cash of the Debtor and its Subsidiaries on the Effective Date as set forth in the Plan Supplement.
47.“Employment Agreements” means the employment agreements entered into between CorEnergy and its employees.
48.“Entity” means an entity as defined in Section 101(15) of the Bankruptcy Code.
49.“Estate” means the estate of the Debtor created under Section 541 of the Bankruptcy Code upon the commencement of the Debtor’s Chapter 11 Case.
50.“Estate’s Professionals” means (a) Husch Blackwell LLP and Stinson LLP, as counsel to the Debtor; (b) Stifel, Nicolaus & Co, Inc.2, Teneo Capital LLC, and KPMG LLP as financial advisors; and (c) Ernst & Young LLP, as accountant to the Debtor; and (d) such other legal, consulting, financial, and/or other professional advisors as may be retained or may have been retained from time to time by the Debtor.
51.“Excess Effective Date Cash” means the amount equal to the positive difference, if any, between Effective Date Cash less $12 million, not to exceed $8.5 million.
52.“Exchange Act” means the Securities Exchange Act of 1934, as amended
53.“Exculpated Party” means each of the following, solely in its capacity as such: (a) the Debtor; (b) the Ad Hoc Noteholder Group and its members, (c) any Statutory Committee and its members; and the (d) Professionals; and (e) each Related Party of each Entity in clause (a) through (d).
54.“Executory Contract” means a contract or lease to which the Debtor is a party that is subject to assumption or rejection under Section 365 of the Bankruptcy Code.
2Stifel, Nicolaus & Co, Inc., is the primary investment banking and broker-deal subsidiary of Stifel Financaili Corp, which uses the trade name “Miller Buckfire for its restructuring-focused investment bankruptcy practice. References to “Miller Buckfire” are to the legal entity Stifel, Nicholaus & Co., Inc.

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55.“Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.
56.“File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Case with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Notice and Claims Agent.
57.“Final Decree” means the decree contemplated under Bankruptcy Rule 3022.
58.“Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Case (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Bankruptcy Rules; provided, that, the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.
59.“General Unsecured Claim” means any Claim other than an Administrative Claim, a Secured Claim, a Priority Tax Claim, an Other Priority Claim, a Senior Note Claim, or a Section 510(b) Claim against the Debtor.
60.“Governmental Unit” has the meaning set forth in Section 101(27) of the Bankruptcy Code.
61.“Grier Members” means John D. Grier and M. Bridget Grier, individually, and John D. Grier, as Trustee of the Bridget Grier Spousal Support Trust dated December 18, 2012; Robert G. Lewis, as Trustee of the Hugh David Grier Trust dated October 15, 2012; and Robert G. Lewis, as Trustee of the Samuel Joseph Grier Trust dated October 15, 2012.
62.“Grier Member Claims” means any Claim of the Grier Members against the Debtor, including but not limited to any Claims or rights arising under the Crimson LLC Agreement.
63.“Holder” means an Entity holding a Claim against or an Interest in the Debtor; for the avoidance of doubt when the term “Holder” is used with respect to an Interest in Debtor, it shall mean the record holder and not any potential beneficial holders.
64.“Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of Section 1124 of the Bankruptcy Code.
65.“Indemnification Provision” means the Debtor’s existing and future indemnification obligations pursuant to the Debtor’s bylaws, operating agreement, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of the Debtor to

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indemnify, defend, reimburse, or limit the liability of, or to advances fees and expenses to, any of the Debtor’s current directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, and professionals of the Debtor, and such current directors’, officers’, and managers’ respective Affiliates, each of the foregoing solely in their capacity as such. For the avoidance of doubt, “current” refers to covered Entities that serve as of the Petition Date, regardless of whether such Entities cease serving in such capacities thereafter.
66.“Interest” means any equity security as such term is defined in Section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profit interests of an Entity, including all options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible (provided, however, that for the avoidance of doubt, this definition does not include the Senior Notes), exercisable, or exchangeable securities, or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in an Entity whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security.
67.“Lien” means a lien as defined in Section 101(37) of the Bankruptcy Code.
68.“Management Incentive Plan” or “MIP” means the CorEnergy Infrastructure Trust, Inc. 2024 Omnibus Incentive Plan, to be set forth in the Plan Supplement, for certain participating employees of the Reorganized Debtor and its Affiliates, to be established and implemented in accordance with Article 4.06 of the Plan, which shall provide for the terms and conditions under which the MIP Pool may be allowed and distributed.
69.“MIP Pool” has the meaning set forth in Article 4.06 hereof.
70.“New Board” means the new board of directors that will replace the board of directors at CorEnergy as of the Effective Date and the identities of such directors or managers, as applicable, shall be set forth in the Plan Supplement to the extent known as of the Plan Supplement Filing Date, and a process for selection of any remaining directors or managers shall be disclosed no later than the commencement of the Combined Hearing; provided, however, that the identities of any such remaining directors or managers shall be disclosed no later than the Effective Date.
71.“New Common Stock” means Common Stock in the Reorganized Debtor.
72.“New Governance Documents” means any document that may be included with the Plan Supplement with respect to the governance of the Reorganized Debtor following the consummation of the Restructuring Transactions, and any certificate of formation, charter, certificate or article of incorporation, bylaws, operating agreements, limited liability company agreements or other applicable organization documents or charter documents and other shareholder documents, in each case, in accordance with the Restructuring Support Agreement.
73.“Notice and Claims Agent” means Stretto, Inc., the noticing, claims, and solicitation agent retained by the Debtor in the Chapter 11 Case.
74.“Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.

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75.“Person” means a person as defined in Section 101(41) of the Bankruptcy Code.
76.“Petition Date” means the date on which the Debtor filed its voluntary petition for relief commencing its Chapter 11 Case.
77.“Plan” means this chapter 11 plan, including all appendices, exhibits, schedules and supplements hereto (including the Plan Supplement and all appendices, exhibits, schedules and supplements thereto), as it may be amended, modified, or supplemented from time to time in accordance with the terms hereof, the Confirmation Order and the Restructuring Support Agreement, and in each case, subject to the consent rights set forth in Article 1.08 hereof.
78.“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, to be filed no later than the Plan Supplement Filing Date, as amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Confirmation Order and the Restructuring Support Agreement, including, but not limited to the following documents: the Takeback Debt Documents, the Revolving Credit Facility Documents, the MIP, the New Governance Documents, the Shareholder Agreement, the identification of the New Board, to the extent known as of the Plan Supplement Filing Date, the identification of the Effective Date Cash, the Schedule of Rejected Executory Contracts and Unexpired Leases. The Plan Supplement shall be in accordance with the Restructuring Support Agreement. Through the Effective Date, the Debtor shall have the right to amend the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of (a) the Plan, (b) the Restructuring Support Agreement, and (c) the Confirmation Order, and consistent with the terms and conditions provided for in the the Restructuring Support Agreement.
79.“Plan Supplement Filing Date” means the date that is four (4) days before the Voting Deadline.
80.“Preferred Stock” means the 7.375% Series A Cumulative Redeemable Preferred Stock of CorEnergy.
81.“Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.
82.“Pro Rata” means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that respective Class.
83.“Professional Fee Claim” means all Administrative Claims for the compensation of Retained Professionals and the reimbursement of expenses incurred by such Retained Professionals through and including the Confirmation Date under Sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.
84.“Professionals” means the Creditors’ Professionals and the Estate’s Professional.
85.“Proof of Claim” means a proof of Claim Filed against the Debtor in the Chapter 11 Case.
86.“Reinstate,” “Reinstated,” or “Reinstatement” means, leaving a Claim Unimpaired under the Plan.
87.“Related Party” means, each of, and in each case in its capacity as such, current and former directors, managers, officers, investment committee members, special or other

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committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or special committee member or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees and, solely with respect to the Debtor, the former directors, managers, officers of its Affiliates.
88.“Released Party” means collectively, and in each case in its capacity as such: (a) the Debtor; (b) the Reorganized Debtor; (c) the Ad Hoc Noteholder Group and its members; (d) the Trustee; and (e) each Related Party of each Entity in clause (a) through (d); provided, however, that notwithstanding the foregoing, any Holder of a Claim or Interest that is not a Releasing Party shall not be a “Released Party.”
89.“Releasing Party” means each of the following, solely in its capacity as such: (a) the Debtor; (b) the Reorganized Debtor; (c) the Affiliates; (d) the Estate; (e) the Ad Hoc Noteholder Group; (f) the Professionals; (g) all Holders of Claims or Interests; (h) each Related Party of each Entity in clause (a) through (g).
90.“Reorganized Debtor” means the Debtor as reorganized pursuant to and under the Plan, or any successor thereto, by merger, amalgamation, consolidation, or otherwise, on or after the Effective Date in accordance with the Restructuring Transactions.
91.“Restructuring Fees and Expenses” means all reasonable and documented fees, costs and expenses of each of the Creditors’ Professionals, in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Restructuring Support Agreement and/or any of the other Definitive Documents, and/or the transactions contemplated hereby or thereby, and/or any amendments, waivers, consents, supplements or other modifications to any of the foregoing, including, but not limited to fees and expenses incurred in connection with the Chapter 11 Case, and, to the extent applicable, consistent with any engagement letters entered into with the Company.
92.“Restructuring Support Agreement” means that certain binding Restructuring Support Agreement dated as of February 25, 2024, and all exhibits, schedules and attachments thereto, by and among the Debtor and the Ad Hoc Noteholder Group and any subsequent Entity that becomes a party thereto pursuant to the terms thereof, attached as Exhibit B to the Disclosure Statement.
93.“Restructuring Transactions” has the meaning set forth in Article 4.02 of the Plan.
94.“Retained Professional” means an Entity: (a) employed in the Chapter 11 Case pursuant to a Final Order in accordance with Sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date pursuant to (i) Sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.
95.“Revolving Credit Facility” means the revolving loan with a maximum borrowing amount of $10 million made by certain Holders (identified in the Revolving Credit Facility

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Documents) of the Senior Notes to CorEnergy on the terms and conditions set forth in the term sheet attached hereto as Exhibit A. The Revolving Credit Facility shall be senior following the occurrence of one or more events of default, as more fully set forth in the governing documents thereto to the Takeback Debt (as defined below) and may be included as a part of the Takeback Debt Documents.
96.“Revolving Credit Facility Documents” means all agreements, documents, and instruments delivered or to be entered into in connection with the Revolving Credit Facility.
97.“Revolving Credit Facility Loans” means loans issued under the Revolving Credit Facility.
98.“Schedule of Rejected Executory Contracts and Unexpired Leases” means a schedule (including any amendments or modifications thereto) that will be Filed as part of the Plan Supplement and will include a list of all Executory Contracts and Unexpired Leases that the Debtor will reject pursuant to the Plan, as amended by the Debtor from time to time in accordance with the Plan, if any, subject to the consent rights set forth in Article 1.08 hereof.
99.“SEC” means the United States Securities and Exchange Commission.
100.“Section 510(b) Claim” means any Claim against the Debtor: (a) arising from the rescission of a purchase or sale of a Security of the Debtor or an affiliate of the Debtor; (b) for damages arising from the purchase or sale of such a Security; (c) for reimbursement or contribution Allowed under Section 502 of the Bankruptcy Code on account of such a Claim; or (d) otherwise subordinated pursuant to Section 510(b) of the Bankruptcy Code.
101.“Secured” means any Claim to the extent (a) secured by a lien on property in which the Debtor has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Final Order of the Bankruptcy Court, or that is subject to setoff pursuant to Section 553 of the Bankruptcy Code, to the extent of the value of the interest of the Holder of such Claim in the Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) and any other applicable provision of the Bankruptcy Code or (b) allowed, pursuant to the Plan or a Final Order of the Bankruptcy Court, as a secured Claim.
102.“Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under Section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.
103.“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a-77aa, or any similar federal, state, or local law.
104.“Security” has the meaning set forth in Section 101(49)of the Bankruptcy Code.
105.“Senior Note Payment” means $23.6 million minus (ii) the negative difference, if any between the Effective Date Cash less $12 million.
106.“Senior Notes” means the 5.875% Convertible Senior Notes due 2025 issued by CorEnergy pursuant to the Bond Indenture.
107.“Senior Noteholder” means the Holder of one or more Senior Notes.
108.“Servicer” means an agent or other authorized representative of Holders of Claims or Interests.

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109.“Shareholder Agreement” means the agreement among certain Holders of New Common Stock consistent with the terms and conditions set forth in the term sheet attached hereto as Exhibit B.
110.“Solicitation Materials” means all documents, ballots, forms, and other materials provided in connection with the solicitation of votes on the Plan pursuant to Sections 1125 and 1126 of the Bankruptcy Code (other than the Disclosure Statement).
111.“Statutory Committee” means any official committee of unsecured creditors, equity holders, or otherwise appointed in the Chapter 11 Case by the U.S. Trustee.
112.“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other Subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body or (c) has the power to direct the business and policies. For the purposes of this definition, Crimson and its subsidiaries are subsidiaries of the Debtor.
113.“Takeback Debt” means a loan made by the Holders of the Senior Notes to CorEnergy on the Effective Date on the terms and conditions set forth in the term sheet attached hereto as Exhibit A.
114.“Takeback Debt Principal Amount” means the term loan facility, which comprises the exchange of the Senior Notes for: (a) an amount equal to $45 million; provided, however, that if the amount of the Senior Note Payment is less than 20% of the Senior Notes Claim, then the Takeback Debt Principal Amount shall be increased by the difference between 20% of the Senior Notes Claim less the Senior Note Payment.
115.“Takeback Debt Debt Documents” means, collectively, the loan agreement by and among the Reorganized Debtor and the lender parties thereto and all other agreements, documents, and instruments delivered or entered into in connection therewith.
116.“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.
117.“Third-Party Release” means the releases set forth in Article 8.03 hereof.
118.“Trustee” means U.S. Bank Trust Company, National Association, in its capacity as successor indenture trustee under the Bond Indenture.
119.“U.S. Trustee” means the Office of the United States Trustee for Region 13.
120.“Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular distribution; (b) given notice to the Reorganized Debtor of an intent to accept a particular distribution; (c) responded to the Debtor’s or Reorganized Debtor’s requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.
121.“Unexpired Lease” means a lease of nonresidential real property to which the Debtor is a party that is subject to assumption or rejection under Section 365 of the Bankruptcy Code.

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122.“Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that are not impaired within the meaning of Section 1124 of the Bankruptcy Code.
123.“Voting Deadline” means the date and time by which the Notice and Claims Agent must actually receive the Ballots, as set forth on the Ballots.
3.02Rules of Interpretation
For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents Filed in the Chapter 11 Case are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to statutes, regulations, orders, rules of court and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Case, unless otherwise stated; (k) any immaterial effectuating provisions may be interpreted by the Debtor or the Reorganized Debtor in such a manner that is consistent with the overall purpose and intent of the Plan and without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (l) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”
3.03Computation of Time
Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.
3.04Governing Law
Except to the extent a rule of law or procedure is supplied by federal law (including the Bankruptcy Code or Bankruptcy Rules), and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles; provided that corporate governance matters relating to the Debtor shall be governed by the laws of the state of incorporation of the Debtor or Reorganized Debtor, as applicable.

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3.05Reference to Monetary Figures
All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.
3.06Reference to the Debtor or the Reorganized Debtor
Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtor or to the Reorganized Debtor mean the Debtor and the Reorganized Debtor, as applicable, to the extent the context requires.
3.07Controlling Document
In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control. In the event of an inconsistency between the Plan and any document included in the Plan Supplement, or any other Definitive Document, the terms of the applicable document included in the Plan Supplement or other Definitive Document shall control. In the event of an inconsistency between the Plan, any document included in the Plan Supplement, or other Definitive Document, on the one hand, and the Confirmation Order, on the other hand, the Confirmation Order shall control, unless provided otherwise.
3.08Consent Rights
Notwithstanding anything herein to the contrary, any and all consent rights of the parties to the Restructuring Support Agreement to the extent set forth in the Restructuring Support Agreement (without enhancement or expansion thereof) with respect to the form and substance of the Plan, all exhibits to the Plan, the Plan Supplement, the Disclosure Statement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in Article 1.01 hereof) and fully enforceable as if stated in full herein. In case of a conflict between the consent rights of the applicable parties that are set forth in the Restructuring Support Agreement and those parties’ consent rights that are set forth in the Plan or the Plan Supplement, unless otherwise set forth in this Plan, the consent rights in the Restructuring Support Agreement shall control. Any and all consent rights referenced in the Plan or the Restructuring Support Agreement, to the extent given, not given, or otherwise withheld, may be communicated by email transmission by counsel.
Article II
ADMINISTRATIVE AND PRIORITY CLAIMS
2.01 Administrative and Priority Claims
In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.
(a)Administrative Claims
Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, each Holder of an Allowed Administrative Claim will receive an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (a) if an Administrative Claim is Allowed on or prior to

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the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (b) if such Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (c) if such Allowed Administrative Claim is based on liabilities incurred by the Debtor in the ordinary course of its business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; (d) at such time and upon such terms as may be agreed upon by such Holder and the Debtor or the Reorganized Debtor, as applicable; or (e) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.
(b)Administrative Claims Bar Date
All requests for payment of an Administrative Claim (other than Professional Fee Claims) that accrued on or before the Effective Date that were not otherwise accrued in the ordinary course of business must be filed with the Bankruptcy Court or Notice and Claims Agent, as applicable, and served on the Debtor and the Ad Hoc Noteholder Group no later than the Administrative Claims Bar Date. Holders of Administrative Claims (other than Professional Fee Claims) that are required to, but do not, file and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtor or its property and such Administrative Claims shall be deemed discharged as of the Effective Date.
The Reorganized Debtor, in its sole and absolute discretion, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval. The Reorganized Debtor may also choose to object to any Administrative Claim no later than 90 days after the Administrative Claims Bar Date, except as otherwise ordered by the Court, subject to extensions by the Bankruptcy Court upon motion of the Debtor or Reorganized Debtor, as applicable, or agreement in writing of the parties. Unless the Debtor or the Reorganized Debtor object to a timely filed and properly served Administrative Claim, such Administrative Claim will be deemed Allowed in the amount requested. In the event that the Debtor or the Reorganized Debtor object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be Allowed and, if so, in what amount.
2.02 Professional Fee Claims
(a)Final Fee Applications
All final requests for Professional Fee Claims incurred during the period from the Petition Date through the Confirmation Date shall be Filed no later than forty-five (45) calendar days after the Effective Date. After notice and the opportunity for a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court and paid in Cash in full. For the avoidance of doubt, the Restructuring Fees and Expenses shall not be considered Professional Fee Claims, and any such amounts shall be paid in accordance with Article 2.03 hereof, the Restructuring Support Agreement, and the Plan, as applicable.
(b)Post-Confirmation Date Fees and Expenses
Except as otherwise specifically provided in the Plan or the Confirmation Order, from on and after the Confirmation Date, the Reorganized Debtor shall pay in Cash the reasonable and documented legal fees and expenses incurred by the Debtor or the Reorganized Debtor in the

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ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court. Upon the Confirmation Date, any requirement that Retained Professionals comply with Sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtor may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
(c)Substantial Contribution Compensation and Expenses
Except as otherwise specifically provided in the Plan, any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to Sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application and serve such application on counsel for the Debtor or Reorganized Debtor, as applicable, the Ad Hoc Noteholder Group, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules on or before the Administrative Claims Bar Date.
2.03 Restructuring Fees and Expenses
The reasonable Restructuring Fees and Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Case on the dates on which such amounts would be required to be paid under the Restructuring Support Agreement) without the requirement to file a fee application with the Bankruptcy Court, without the need for time detail, and without any requirement for review or approval by the Bankruptcy Court. All Restructuring Fees and Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtor at least two (2) Business Days before the anticipated Effective Date; provided, that, such estimates shall not be considered to be admissions or limitations with respect to such Restructuring Fees and Expenses.
2.04 Priority Tax Claims
Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in Section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with Sections 511 and 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in accordance with the terms of any agreement between the Reorganized Debtor and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.
2.05 Statutory Fees
All fees due and payable pursuant to Section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtor in full on the Effective Date. After the Effective Date, the Reorganized Debtor shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. The Debtor shall remain obligated to file post-confirmation quarterly reports and pay quarterly fees to the U.S. Trustee until the earliest date upon which the Chapter 11 Case is closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

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Article III
CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS
3.01 Classification of Claims and Interests
The Plan is being proposed by the Debtor within the meaning of Section 1121 of the Bankruptcy Code. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with Section 1122 of the Bankruptcy Code. In accordance with Section 1123(a)(1) of the Bankruptcy Code, the Debtor has not classified Administrative Claims, Professional Fee Claims, and Priority Tax Claims, as described in Article II.
A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied or disallowed by Final Order prior to the Effective Date. Any Class that does not contain any Allowed Claims or Allowed Interests with respect to the Debtor will be treated in accordance with Article 3.05 below.
Below is a chart assigning each Class a number for purposes of identifying each separate Class:
Summary of Classification and Treatment of Claims and Interests

Class	Description	Status	Entitled to Vote
1	Secured Claims	Unimpaired	No (deemed to accept)
2	Other Priority Claims	Unimpaired	No (deemed to accept)
3	General Unsecured Claims	Unimpaired	No (deemed to accept)
4	Grier Member Claims	Impaired	Yes
5	Senior Notes	Impaired	Yes
6	Preferred Stock	Impaired	Yes
7	Common Stock	Impaired	No (deemed to reject)

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3.02 Treatment of Classes of Claims and Interests
Except to the extent that the Debtor and a Holder of an Allowed Claim or Interest agrees to less favorable treatment, such Holder shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Interest. Unless otherwise indicated, the Holder of an Allowed Claim or Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.
(a)Class 1: Secured Claims
(i)Classification: Class 1 consists of Secured Claims.
(ii)Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Secured Claim, each Holder thereof shall receive, at the election of the Debtor or Reorganized Debtor, as applicable: (a) payment in full in Cash; (b) the collateral securing its Allowed Secured Claim; (c) Reinstatement of its Allowed Secured Claim; or (d) such other treatment rendering its Allowed Secured Claim Unimpaired in accordance with Section 1124 of the Bankruptcy Code.
(iii)Impairment and Voting: Class 1 is Unimpaired. Holders of Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.
(b)Class 2: Other Priority Claims
(i)Classification: Class 2 consists of Other Priority Claims.
(ii)Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Other Priority Claim, each Holder thereof shall receive, at the election of the Debtor or Reorganized Debtor, as applicable, payment in full in Cash or otherwise receive treatment consistent with the provisions of Section 1129(a)(9) of the Bankruptcy Code, either (a) on the Effective Date or (b) on the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Other Priority Claim.
(iii)Impairment and Voting: Class 2 is Unimpaired. Holders of Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.
(c)Class 3: General Unsecured Claims
(i)Classification: Class 3 consists of General Unsecured Claims.
(ii)Treatment: In full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed General Unsecured

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Claim, each Holder thereof shall receive, at the election of the Debtor or Reorganized Debtor, as applicable, Payment in full in Cash on account of such Allowed General Unsecured Claim either (a) on the Effective Date or (b) on the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim.
(iii)Impairment and Voting: Class 3 is Unimpaired. Holders of Claims in Class 3 are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.
(d)Class 4: Grier Member Claims
(i)Classification: Class 4 consists of the Grier Member Claims.
(ii)Allowance: Each Grier Member Claim shall be deemed Allowed in the amount of $1.00 for purposes of voting and confirmation, representing any Claim of the Grier Members against the Debtor, including but not limited to any Claims or rights arising under the Crimson LLC Agreement. The Grier Member Claims constitutes legal, valid, and binding obligation of the Debtor, and no offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the Grier Member Claims exists. No portion of the Grier Member Claims is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.
(iii)Treatment: Because the equity units of the Grier Members in Crimson (the Class A-1 Crimson Units, the Class A-2 Crimson Units, and the Class A-3 Crimson Units) track the dividend and liquidation rights of the Preferred Stock and the Common Stock, the Grier Member Claims will be treated as follows:
a)With respect to the Class A-1 Crimson Units, the Grier Members’ right to exchange their Class A-1 Crimson Units with Preferred Stock will be substituted with the Grier Member’s right to exchange their Class A-1 Crimson Units with 2.79% of the New Common Stock, subject to dilution by the Management Incentive Plan and any tracking dividend or liquidation distribution rights that tracked to the Preferred Stock shall be exchanged for tracking to the 2.79% of the New Common Stock; provided, however, that if the Senior Notes receive Excess Effective Date Cash, then the percentage shall increase based on a ratio of 7.59 basis points to every $1 million in Excess Effective Date Cash (for the avoidance of doubt the incremental increase to the percentage described herein when combined with the incremental increase to the holders of Preferred Stock shall total in the aggregate 30 basis points for every $1 million in Excess Effective Date Cash); and
b)With respect to the Class A-2 and Class A-3 Crimson Units, the Grier Member’s right to exchange their Class A-2 and A-3

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Crimson Units with Common Stock will be cancelled because the Common Stock is being cancelled pursuant to Article 4.12 of the Plan. The Class A-2 and A-3 Crimson Units shall not be cancelled, but the Grier Members shall no longer receive any tracking dividend or liquidation distribution on account of the Class A-2 and A-3 Crimson Units and shall not be entitled to exchange the Class A-2 and Class A-3 Crimson Units into New Common Stock.
c)Notwithstanding any provision of the Plan to the contrary, the Crimson LLC Agreement shall be assumed as of the Effective Date.
(iv)Impairment and Voting: Class 4 is Impaired. Holders of Claims in Class 4 are entitled to vote to accept or reject the Plan. Pursuant to the Restructuring Support Agreement, the Grier Members have agreed to support the Plan, subject to the fiduciaries duty of John Grier, as a member of the Board of Directors of the Debtor, to withdraw his support for the Plan in certain circumstances.
(e)Class 5: Senior Notes
(i)Classification: Class 5 consists of Senior Notes.
(ii)Allowance: Senior Notes shall be deemed Allowed in the aggregate amount of $118,242,651, representing the principal amount outstanding under the Bond Indenture, accrued and unpaid interest, and make whole premiums, plus all other accrued and unpaid fees and other expenses payable under the Bond Indenture. The Senior Notes constitute legal, valid, and binding obligations of the Debtor, and no offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the Senior Notes exist. No portion of the Senior Notes is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.
(iii)Treatment: Each Senior Noteholder (inclusive of accrued and unpaid interest, accrued and unpaid fees and other expenses payable under the Notes), on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for their respective Senior Note, shall receive:
a)Its Pro Rata share of the Senior Note Payment;
b)Its Pro Rata share of the Takeback Debt Principal Amount;
c)Its Pro Rata share of 88.96% of New Common Stock, subject to dilution by the Management Incentive Plan; provided, however, that if the Senior Notes receive Excess Effective Date Cash, then

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the percentage shall decrease based on a ratio of 30.0 basis points to every $1 million in Excess Effective Date Cash; and
d)Its Pro Rata share of the Excess Effective Date Cash, if any.
(iv)Impairment and Voting: Class 5 is Impaired. Holders of Senior Notes in Class 5 are entitled to vote to accept or reject the Plan. If Class 5 votes to reject the Plan, the Plan will be cancelled. Pursuant to the Restructuring Support Agreement, Holders of 90% of the principal amount of the Senior Notes have committed to support the Plan.
(f)Class 6: Preferred Stock
(i)Classification: Class 6 consists of Preferred Stock.
(ii)Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such share of Preferred Stock, each Holder of a Preferred Stock shall receive either:
a)If Class 6 votes in favor of the Plan, such Holder’s Pro Rata share of 8.25% of New Common Stock, subject to dilution by the Management Incentive Plan; provided, however, that if the Senior Notes receive Excess Effective Date Cash, then the percentage shall increase based on a ratio of 22.41 basis points to every $1 million in Excess Effective Date Cash (for the avoidance of doubt the incremental increase to the percentage described herein when combined with the incremental increase to the holders of Grier Member Claims shall total in the aggregate 30 basis points for every $1 million in Excess Effective Date Cash); or
b)If Class 6 rejects the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Preferred Stock, each Holder thereof shall receive Cash in the amount its Pro Rata share of the liquidation value of the Debtor as set forth on Exhibit D to the Disclosure Statement, which amount is estimated to be $0.00 and the Preferred Stock will be cancelled.
c)If Class 6 rejects the Plan, then the percentage of New Common Stock that would have been allocated to Preferred Stock will be split pro rata between Class 4 and Class 5. For the avoidance of doubt, with respect to Class 4, this allocation will only serve to increase the percentage allocation in the Class 4 treatment, it will not result in the issuance of any New Common Stock except to the extent provided in the Crimson LLC Agreement.
(iii)Impairment and Voting: Class 6 is Impaired. Holders of Interests in Class 6 are entitled to vote to accept or reject the Plan.
(g)Class 7: Common Stock

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(i)Classification: Class 7 consists of Common Stock and, pursuant to § 510(b) of the Bankruptcy Code, the Certain Crimson Employee Claims.
(ii)Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Allowed Common Stock or Allowed Crimson Employee Claims, each Holder thereof shall receive Cash in the amount its Pro Rata share of the liquidation value of the Debtor as set forth on Exhibit D to the Disclosure Statement, which amount is estimated to be $0.00 and the Common Stock shall be cancelled.
(iii)Impairment and Voting: Class 7 is Impaired. Holders of Interests in Class 7 are conclusively presumed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, and accordingly, are not entitled to vote to accept or reject the Plan.
3.03 Special Provisions Governing Unimpaired Claims
Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtor’s or the Reorganized Debtor’s rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Claim.
3.04 Controversy Concerning Impairment
If a controversy arises as to whether any Claims or Interests, or any Class thereof, is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.
3.05 Elimination of Vacant Classes
Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Combined Hearing, shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Section 1129(a)(8) of the Bankruptcy Code.
3.06 Voting Classes; Presumed Acceptance by Non-Voting Classes
If a Class contains Claims or Interests eligible to vote and no Holder of Claims or Interests eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.
3.07 Acceptance by Impaired Classes
An Impaired Class of Claims shall have accepted the Plan if, not counting the vote of any Holder designated under Section 1126(e) of the Bankruptcy Code or any insider under Section 101(31) of the Bankruptcy Code, (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan.
An Impaired Class of Interests shall have accepted the Plan if, not counting the vote of any Holder designated under Section 1126(e) of the Bankruptcy Code or any insider under

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Section 101(31) of the Bankruptcy Code, (a) the Holders of at least two-thirds in amount of the Allowed Interests actually voting in the Class have voted to accept the Plan.
3.08 Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code
Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by an Impaired Class. The Debtor shall seek Confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtor reserves the right to modify the Plan in accordance with Article X hereof (subject to the terms of the Restructuring Support Agreement) to the extent that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification, including by (a) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired, Impaired or otherwise to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules and (b) withdrawing the Plan at any time before the Confirmation Date.
Article IV
PROVISIONS FOR IMPLEMENTATION OF THE PLAN
4.01 General Settlement of Claims and Interests
Pursuant to Sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan and Confirmation Order, upon the Effective Date, the provisions of the Plan and Confirmation Order shall constitute an integrated and global good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan relating to the contractual, legal, and subordination rights of Holders with respect to such Allowed Claims and Interests or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s integrated and global approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise, settlement, and transactions are in the best interests of the Debtor, its Estate, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to this Article IV, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.
4.02 Restructuring Transactions
On or about the Effective Date, the Debtor and/or the Reorganized Debtor, as the case may be, shall take all actions necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary and/or appropriate to effectuate the Restructuring Support Agreement and the Plan (collectively, the “Restructuring Transactions”), including, but not limited to: (a) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, contribution, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree, including the documents comprising the Plan Supplement; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable law; (d) such other transactions that are required to effectuate the Restructuring Transactions in a tax efficient manner for the

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Debtor, including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; and (e) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law and that are consistent with the Plan and the Restructuring Support Agreement.
The Confirmation Order shall and shall be deemed to, pursuant to Sections 363 and 1123 of the Bankruptcy Code, authorize the Restructuring Transactions, which shall and shall be deemed to occur in the sequence set forth therein.
The Confirmation Order shall and shall be deemed to, pursuant to both Sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all actions consistent with the Restructuring Support Agreement as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.
4.03 Corporate Action
Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtor, the Reorganized Debtor, or any other Entity, including: (a) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (b) the appointment of the New Board; (c) the adoption and/or filing of any other amended organizational documents required to implement the Restructuring Transactions; (d) the issuance and distribution, or other transfer, of the New Common Stock as provided herein; (e) the implementation of the Restructuring Transactions; (f) the Debtor’s entry into, delivery, and performance of the Takeback Debt Documents and Revolving Credit Facility Documents; and (g) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan (whether proposed to occur before, on, or after the Effective Date). All matters provided for in the Plan involving corporate action required by the Debtor, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security Holders, directors, managers, authorized persons, or officers of the Debtor. On or (as applicable) before the Effective Date, the appropriate officers of the Debtor or the Reorganized Debtor, as applicable shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions consistent with the Plan and the Restructuring Support Agreement) in the name of and on behalf of the Debtor or the Reorganized Debtor, as applicable, including any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article 4.03 shall be effective notwithstanding any requirements under non-bankruptcy law.
4.04 Takeback Debt
On the Effective Date, the Reorganized Debtor shall issue the Takeback Debt in the amount of the Takeback Debt Principal Amount (in which, subject to the occurrence of the Effective Date, interest shall accrue as of April 4, 2024, regardless of the day on which the Takeback Debt becomes fully operative) to the Holders of the Senior Notes consistent with the terms attached hereto as Exhibit A, as may be supplemented through a Plan Supplement. For the avoidance of doubt, if the Effective Date does not occur, no interest shall be due under the Takeback Debt.

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All terms of the Takeback Debt, including without limitation, covenants and governance, shall be reasonably acceptable to the Debtor and the Ad Hoc Noteholder Group and otherwise consistent with the Restructuring Support Agreement. Any terms of the Takeback Debt may be modified subject to the consent of the Debtor and the Ad Hoc Noteholder Group.
On the Effective Date, the Debtor shall execute and deliver the Takeback Debt Documents and such documents shall become effective in accordance with their terms.  On and after the Effective Date, the Takeback Debt Documents shall constitute legal, valid, and binding obligations of the Debtor and shall be enforceable in accordance with their respective terms.  The terms and conditions of the Takeback Debt Documents shall bind the Debtor and each other Entity that enters into such Takeback Debt Documents.  Any Entity’s acceptance of Takeback Debt shall be deemed as its agreement to the terms of the Takeback Debt Documents, as amended, amended and restated, supplemented, or otherwise modified from time to time following the Effective Date in accordance with their terms.
Confirmation of the Plan shall be deemed, without further notice to or order of the Bankruptcy Court, approval of the Takeback Debt and the Takeback Debt Documents and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtor to issue the Takeback Debt and such other documents as may be required to effectuate the treatment afforded by the Takeback Debt.
4.05 The Revolving Credit Facility
On the Effective Date, the Reorganized Debtor shall enter into the Revolving Credit Facility Documents with the holders of the Senior Notes who are subject to the terms of the Restructuring Support Agreement at the discretion of such eligible holders. Confirmation of the Plan shall be deemed approval of the Revolving Credit Facility and authorization for the Debtor and Reorganized Debtor, as applicable, to take any and all actions necessary or appropriate to consummate the Revolving Credit Facility, including executing and delivering the Revolving Credit Facility Documents without any further notice to or order of the Bankruptcy Court.
The proceeds of the Revolving Credit Facility will be used exclusively for emergency purposes only, in accordance with the Revolving Credit Facility Documents.
4.06 Management Incentive Plan
On the Effective Date, the Reorganized Debtor shall enter into the Management Incentive Plan. All grants under the Management Incentive Plan shall ratably dilute all New Common Stock issued pursuant to the Plan.
The Management Incentive Plan will reserve exclusively for participants a pool of stock-based awards in the Reorganized Debtor in the form of (a) warrants for 5.0% of New Common Stock and (b) 5.0% of the New Common Stock, both determined on a fully diluted and fully distributed basis (the “MIP Pool”), which shall be reserved for distribution in accordance with the Management Incentive Plan.
On the Effective Date, the Reorganized Debtor shall allocate 25.0% of the MIP Pool to the current management. No later 90 days following the Effective Date, the Reorganized Debtor shall allocate 25.0% of the MIP Pool to management employees of the Reorganized Debtor as determined at the discretion of the New Board. The remaining 50.0% of the MIP Pool shall be allocated to management employees at the discretion of the New Board.

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Confirmation of the Plan shall be deemed, without further notice to or order of the Bankruptcy Court, approval of the Management Incentive Plan and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtor in connection therewith, including the payment of all fees, indemnities, expenses, and other payments provided for therein and authorization of the Reorganized Debtor to enter into and execute the Management Incentive Plan and such other documents as may be required to effectuate the treatment afforded by the Management Incentive Plan.
4.07 Employee Obligations
CorEnergy is a party to Employment Agreements with all eleven (11) of its employees. The employees covered by the Employment Agreements provide accounting, finance, legal and leadership roles. Pursuant to the Plan, the Reorganized Debtor will assume all eleven of the Employment Agreements.
4.08 Deregistration of Existing Common Stock and Preferred Stock and Issuance of New Common Stock
Prior to or as soon as reasonably practicable following the Effective Date, in accordance with all applicable federal and state rules and regulations, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Debtor or the Reorganized Debtor, as applicable, intend to take steps to de-register the existing Common Stock and Preferred Stock and to terminate and/or suspend its reporting obligations under the Exchange Act, including filing a Form 15 with the SEC to deregister its existing Common Stock and Preferred Stock.
The Confirmation Order shall authorize the issuance of New Common Stock in one or more issuances without the need for any further corporate action, and the Debtor or Reorganized Debtor, as applicable, is authorized to take any action necessary or appropriate in furtherance thereof. On or about the Effective Date or as soon as reasonably practicable thereafter, applicable Holders of Senior Notes and Preferred Stock shall receive shares of New Common Stock pursuant to Articles 3.02(e) and (f).
All of the shares of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessed. Each distribution and issuance of the New Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and the terms and conditions of the instruments evidencing or relating to such distribution or issuance.
The Reorganized Debtor does not intend to obtain a stock exchange listing for the New Common Stock, and the Reorganized Debtor does not intend to be subject to any reporting requirements promulgated by the SEC following the de-registration actions described above. The Reorganized Debtor intends to apply for the New Common Stock to be quoted on the OTC market and to make available to stockholders financial and other information concerning the Reorganized Debtor in accordance with applicable OTC rules.
4.09 Exemption from Registration Requirements
The offering, issuance, and distribution of the New Common Stock pursuant to the Plan (other than Securities issuable under the Management Incentive Plan) will be exempt from the registration requirements of Section 5 of the Securities Act or any similar federal, state, or local law in reliance on Section 1145 of the Bankruptcy Code. Pursuant to Section 1145 of the Bankruptcy Code, such New Common Stock will be freely tradable in the United States without registration under the Securities Act by the recipients thereof, subject to the provisions of (1) Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section

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2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments, (2) any other applicable regulatory approvals, and (3) any restrictions in the New Governance Documents.
All Persons shall be required to accept and conclusively rely upon the Plan and the Confirmation Order in lieu of a legal opinion whether the New Common Stock or other Securities issued under or otherwise acquired pursuant to the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services. Notwithstanding anything to the contrary in the Plan or otherwise, no Person (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether such New Common Stock or other Securities are validly issued, fully paid and non-assessable, exempt from registration and/or eligible for DTC book-entry delivery, settlement and depository services.
4.10 Subordination
The allowance, classification, and treatment of satisfying all Claims and Interests proposed under the Plan takes into consideration any and all subordination rights, whether arising by contract or under general principles of equitable subordination, Sections 510(b) or 510(c) of the Bankruptcy Code, or otherwise. Except as provided in the Plan, on the Effective Date, any and all subordination rights or obligations that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be enjoined permanently. Accordingly, distributions under the Plan to Holders of Allowed Claims and Allowed Interests will not be subject to turnover or payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights; provided, that, any such subordination rights shall be preserved in the event the Confirmation Order is vacated, the Effective Date does not occur in accordance with the terms hereunder, or the Plan is revoked or withdrawn.
4.11 Vesting of Assets in the Reorganized Debtor
Except as otherwise provided herein, or in any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, pursuant to Sections 1141(b) and (c) of the Bankruptcy Code, all property in the Debtor’s Estate, all Causes of Action, and any property acquired by the Debtor under the Plan shall vest in the Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided herein, the Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
4.12 Cancellation of Instruments, Certificates, and Other Documents
On the Effective Date, except as otherwise specifically provided in the Plan, the Confirmation Order, the New Common Stock, the Plan Supplement, or any agreement instrument, or other document entered into in connection with our pursuant to the Plan or the Restructuring Transactions, the obligations of the Debtor under the Bond Indenture, and any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtor giving rise to any Claim or Interest shall be cancelled, without any need for a Holder to take further action with respect thereto, and the Debtor and the Reorganized Debtor shall not have any continuing obligations thereunder; provided, that,

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notwithstanding Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of an Allowed Claim or Interest shall continue in effect solely for (a) purposes of enabling such Holder to receive distributions under the Plan on account of such Allowed Claim or Interest as provided herein, and (b) permit the Trustee to make or assist in making, as applicable, distributions pursuant to the Plan and deduct therefrom such reasonable compensation, fees, and expenses (i) due to the Trustee, or (ii) incurred by the Trustee in making such distributions, to the extent not otherwise satisfied by the Debtor. Except as provided in this Plan, on the Effective Date, the Trustee and its respective agents, successors and assigns shall be automatically and fully discharged of all duties and obligations associated with the Bond Indenture; provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtor, except to the extent set forth in or provided for under the Plan. The commitments and obligations of the lenders or Holders under the Bond Indenture to extend any further or future credit or financial accommodations to the Debtor, its subsidiaries or any successors or assigns under the Bond Indenture, to the extent there were any remaining commitments or obligations, shall fully terminate and be of no further force or effect on the Effective Date.
Notwithstanding Confirmation, the occurrence of the Effective Date or anything to the contrary herein, only such matters that, by their express terms, survive the termination of the Bond Indenture shall survive the occurrence of the Effective Date, including the rights of the Trustee, as applicable, to expense reimbursement, indemnification, and similar amounts.
4.13 Sources for Plan Distributions
The Debtor shall fund distributions under the Plan with Cash on hand, including Cash from operations. The Reorganized Debtor will pay or cause to be paid the Cash payments to be made pursuant to the Plan.
From and after the Effective Date, the Reorganized Debtor, subject to any applicable limitations set forth in any post-Effective Date agreement, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the Reorganized Debtor deems appropriate.
4.14 Corporate Existence
Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including, but not limited to the Restructuring Transactions), on the Effective Date, the Debtor shall continue to exist after the Effective Date as a separate corporation with all the powers of a corporation pursuant to applicable Law, except to the extent such formation documents are amended and restated, converted or otherwise modified by the Plan, the Plan Supplement, or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).
4.15 New Governance Documents
On the Effective Date, or as soon thereafter as is reasonably practicable, the New Governance Documents, consistent with the terms attached hereto as Exhibit B, as may be supplemented through a Plan Supplement, shall be adopted and amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan, the New Governance Documents, and the Restructuring Support Agreement, as applicable, and the Bankruptcy Code. To the extent required under the Plan or applicable non-bankruptcy law, the

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Reorganized Debtor will file its Agreement or applicable New Governance Documents with the applicable Secretary of State and/or other applicable authorities in its state of formation in accordance with the applicable laws thereof. The New Governance Documents shall, among other things: (a) authorize the issuance of the New Common Stock and (b) pursuant to and only to the extent required by Section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. Subject to this Article 4.15 of the Plan, the Reorganized Debtor may amend and restate its formation and constituent documents as permitted by applicable law and the terms of the New Governance Documents, the Restructuring Support Agreement, and the Plan.
Certain Holders of the New Common Stock may enter into and be subject to the terms of a shareholder agreement (the “Shareholder Agreement”), which may restrict such Holder of New Common Stock for the purposes of preserving net operating losses. It is the intent that any restrictions on trading in any Shareholder Agreement will not apply to small holders holding less than 5% of the New Common Stock who are not qualified institutional buyers as defined in Rule 144A of the Securities Act. The Reorganized Debtor intends to apply for the New Common Stock to be quoted in the OTC markets and to make available to stockholders financial and other information concerning the Reorganized Debtor in accordance with OTC rules.
4.16 Indemnification Provisions in Organizational Documents
As of the Effective Date and consistent with applicable law, the Reorganized Debtor’s formation documents shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current directors, officers, equity Holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtor or Reorganized Debtor, and such current directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as set forth in the Indemnification Provisions, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed, or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. The Reorganized Debtor shall not amend and/or restate its organizational documents after the Effective Date to terminate or materially adversely affect (a) any Indemnification Provision or (b) the rights of such directors, officers, equity Holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtor, and such current directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) referred to in the immediately preceding sentence. For the avoidance of doubt, as used in this Article 4.16, “current” refers to covered Entities that serve as of the Petition Date, regardless of whether such Entities cease serving in such capacities thereafter.
4.17 Effectuating Documents; Further Transactions
On and after the Effective Date, the Reorganized Debtor, and the officers, manager, and members of the board of managers (or other governing body) thereof, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, and the Restructuring Transactions, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtor, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

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4.18 Management of the Reorganized Debtor
On the Effective Date, the board of directors at CorEnergy shall be replaced with the New Board. The New Board shall initially include five (5) members appointed by the new equity holders, on arrangements to be agreed to by, and in the sole discretion of, the Ad Hoc Noteholder Group and as set forth in the Shareholder Agreement.
Provisions regarding the removal, appointment, and replacement of members of the New Board will be set forth in the New Governance Documents or Shareholder Agreement.
4.19 Section 1146(a) Exemption
To the fullest extent permitted by Section 1146(a) of the Bankruptcy Code, any transfers (whether from the Debtor to the Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtor or the Reorganized Debtor; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the Takeback Debt or the Revolving Credit Facility, as applicable; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment. All appropriate state or local governmental officials, agents, or filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of Section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.
4.20 Preservation of Causes of Action
Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtor’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action, including Avoidance Actions, against them as any indication that the Debtor or the Reorganized Debtor will not pursue any and all available Causes of Action against them. The Debtor and the Reorganized Debtor expressly reserve all rights to commence, pursue, and prosecute any and all Causes of Action against any Entity, including Avoidance Actions, except as otherwise expressly provided herein. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, the Reorganized Debtor expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion

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doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article 4.20 include any claim or Cause of Action with respect to, or against, a Released Party.
In accordance with Section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of this Article 4.20 that the Debtor may hold against any Entity shall vest in the Reorganized Debtor. The Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtor shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.
Article V
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
5.01 Assumption and Rejection of Executory Contracts and Unexpired Leases
Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, including without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (a) was previously assumed or rejected; (b) was previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to assume or assume and assign Filed on or before the Confirmation Date; or (d) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts or leases to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments, all pursuant to Sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date.
Except as otherwise provided herein or agreed to by the Debtor and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtor or Reorganized Debtor, as applicable, reserves the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 45 days after the Effective Date. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtor during the Chapter 11 Case shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

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5.02 Cure and Defaults for Assumed Executory Contracts and Unexpired Leases
The Debtor or the Reorganized Debtor, as applicable, shall pay undisputed Cure Claims, if any, on (a) the Effective Date or as soon as reasonably practicable thereafter as dictated by the Debtor’s ordinary course of business, for Executory Contracts and Unexpired Leases assumed as of the Effective Date or (b) the assumption effective date, if different than the Effective Date. Any Cure Claim shall be deemed fully satisfied, released, and discharged upon payment by the Debtor or the Reorganized Debtor of the Cure Claim; provided, that nothing herein shall prevent the Reorganized Debtor from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure Claim. The Reorganized Debtor also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court. Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Claim amount in Cash on the Effective Date, subject to the limitation described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. In the event of a dispute regarding (a) the amount of any payments to cure such a default, (b) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (c) any other matter pertaining to assumption, the Cure Claim payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption; provided, that, the Reorganized Debtor may settle any such dispute without any further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity.
At least fourteen (14) days prior to the Combined Hearing, the Debtor shall provide for notices of proposed assumption or assumption and assignment and proposed Cure Claim amounts to be sent to applicable third parties (with such Cure Claim being $0.00 if no amount is listed in the notice), which notices will include procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment on any grounds or related amount of the Cure Claim must be Filed, served, and actually received by the Debtor no later than the date specified in the notice (which specified date shall be at least fourteen (14) days following service of the notice). Any counterparty to an Executory Contract or Unexpired Lease that failed to timely object to the proposed assumption will be deemed to have assented to such assumption or assumption and assignment and any objection shall be Disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtor or any other party in interest or any further notice to or action, Order, or approval of the Bankruptcy Court. The Debtor or Reorganized Debtor, as applicable, reserves the right to reject any Executory Contract or Unexpired Lease in resolution of any cure disputes. Notwithstanding anything to the contrary herein, if at any time the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtor or Reorganized Debtor, as applicable, shall have the right, at such time, to add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease shall be deemed rejected as the Effective Date. In the event of a timely Filed objection regarding (a) the amount of any Cure Claim; (b) the ability of the Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (c) any other matter pertaining to assumption or the cure payments required by Section 365(b)(1) of the Bankruptcy Code, such dispute shall be resolved by a Final Order of the Bankruptcy Court (which may be the Confirmation Order) or as may be agreed upon by the

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Debtor or the Reorganized Debtor, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.
Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to this Article 5.02, in the amount and at the time dictated by the Debtor’s ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Case, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article 5.02, in the amount and at the time dictated by the Debtor ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.
The Confirmation Order will constitute an order of the Bankruptcy Court approving each proposed assumption, or proposed assumption and assignment, of Executory Contracts and Unexpired Leases pursuant to Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.
5.03 Rejection Damages Claims
In the event that the rejection of an Executory Contract or Unexpired Lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor or their respective properties or interests in property as agents, successors, or assigns, unless a Proof of Claim is Filed with the Notices and Claims Agent and served upon counsel for the Debtor, the Reorganized Debtor, and counsel for the Ad Hoc Noteholder Group no later than fifteen (15) days after the date of entry of a Final Order of the Bankruptcy Court (including the Confirmation Order) approving such rejection of such Executory Contract or Unexpired Lease. Any such Claims, to the extent Allowed, shall be classified as General Unsecured Claims and shall be treated in accordance with Article III hereof.
5.04 Insurance Policies
To the extent the Debtor is a party thereto or a named insured, any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code.
To the extent applicable, the Debtor or the Reorganized Debtor, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect as of the Petition Date. Any current and former directors, officers, managers, and employees of the Debtor who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date subject to the terms of such policy. Notwithstanding anything to the contrary in the Plan, the Debtor or the Reorganized Debtor shall retain the ability to supplement (but not reduce) such D&O Liability Insurance Policy as the Debtor or Reorganized Debtor may deem necessary.

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The Debtor shall continue to satisfy any applicable insurance policies in full and continue such programs in the ordinary course of business. Each of the Debtor’s insurance policies, and any agreements, documents, or instruments relating thereto shall be treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, with respect to any policies where the Debtor is a named insured or a counterparty: (a) the Debtor shall be deemed to have assumed all such insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtor.
Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtor’s assumption of all such insurance policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtor under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.
5.05 Contracts and Leases After the Petition Date
Contracts and leases entered into after the Petition Date by the Debtor, including any Executory Contracts and Unexpired Leases assumed under Section 365 of the Bankruptcy Code, will be performed by the Debtor or Reorganized Debtor in the ordinary course of its business. Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.
5.06 Reservation of Rights
Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtor or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtor or the Reorganized Debtor, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease.
5.07 Nonoccurrence of Effective Date
In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.
Article VI
PROVISIONS GOVERNING DISTRIBUTIONS
6.01 Distributions on Account of Claims or Interests Allowed as of Effective Date
Except as otherwise provided herein, a Final Order, or as otherwise agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of the applicable Claim or Interest, on the first Distribution Date, which shall be the same day as the Effective Date, the distribution agent (the “Distribution Agent”) shall make initial distributions under the Plan on account of Claims or Interests Allowed on or before the Effective Date or as soon as reasonably practical thereafter; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business shall be paid or performed in

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the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Article 2.04 hereof. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtor and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.
The Debtor and the Reorganized Debtor, as applicable, shall take such reasonable actions as may be required to cause the distributions to Holders of the Preferred Stock in accordance with and as contemplated under the Plan. Notwithstanding anything in the Plan to the contrary, to the extent a holder of Preferred Stock holds such interests through DTC, distributions attributable to such Holders shall be effectuated through the facilities of DTC, to the extent practicable. The distributions to Holders of Preferred Stock shall be deemed issued on the Effective Date regardless of when the distribution actually occurs.
(a)Powers of Distribution Agent
The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof, provided, however, that such Distribution Agent shall waive any right or ability to setoff, deduct from or assert any lien or encumbrance against the distributions required under the Plan to be distributed by such Distribution Agent.
Notwithstanding any provision in the Plan to the contrary, distributions to the Senior Noteholders may be made to or at the direction of the Trustee, who may act as Distribution Agent (or direct the Distribution Agent) for distributions to Senior Noteholders, in accordance with the Plan and the Bond Indenture. As applicable, the Trustee may transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with the respective Holders of such Claims to the extent consistent with customary practices of DTC.
(b)Expenses Incurred On or After the Effective Date
The Debtor or the Reorganized Debtor, as applicable, shall pay to the Distribution Agent all reasonable and documented fees and expenses of such Distribution Agent without the need for any approvals, authorizations, actions, or consents, except as otherwise ordered by the Bankruptcy Court. The Distribution Agent shall submit invoices to the Debtor or the Reorganized Debtor, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement, and the Debtor or the Reorganized Debtor, as applicable, shall pay those amounts that either deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtor or the Reorganized Debtor, as applicable, deem to be unreasonable. In the event that the Debtor or the Reorganized Debtor, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtor or the Reorganized Debtor, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtor or the Reorganized Debtor, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

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6.02 Special Rules for Distributions to Holders of Disputed Claims
Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties, (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged.
6.03 Delivery of Distributions
(a)Record Date for Distributions
As of the Distribution Record Date, the various transfer registers for each Class of Claims or Interests entitled to distributions under the Plan as maintained by the Debtor or its respective agents shall be deemed closed as of the close of business on the Distribution Record Date, and there shall be no further changes in the record Holders of any Claims or Interests. The Distribution Agent shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtor nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount. For the avoidance of doubt, the Distribution Record Date shall not apply to the Debtor’s publicly traded Preferred Stock or Common Stock, the distributions to which will be conducted in accordance with the DTC’s standard procedures and customary practices.
(b)Distribution Process
Except as otherwise provided in the Plan, the Distribution Agent shall make distributions to Holders of Allowed Claims or Interests at the address for each such Holder as indicated on the applicable register or in the Debtor’s records as of the date of any such distribution (as applicable), including the address set forth in any Proof of Claim filed by that Holder; provided, that, the manner of such distributions shall be determined at the discretion of the Reorganized Debtor.
(c)Compliance Matters
In connection with the Plan, to the extent applicable, the Reorganized Debtor and the Distribution Agent shall comply with all applicable withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements. Notwithstanding the foregoing, each Holder of an Allowed Claim or Interest or any other Person that receives a distribution pursuant to the Plan shall have responsibility for any taxes imposed by any Governmental Unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Notwithstanding any provision in the Plan, any document included in the Plan Supplement, or any other Definitive Document to the contrary, the Reorganized Debtor and the Distribution Agent shall have the right, but not the obligation, to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including (a) withholding distributions pending receipt of information necessary to facilitate such distributions and (b) in the case of a non-Cash distribution that is subject to withholding, withhold an appropriate portion of such property and either liquidate such withheld property to generate sufficient funds to pay applicable withholding taxes (or reimburse the

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distributing party for any advance payment of the withholding tax) or pay the withholding tax using its own funds and retain such withheld property. The Reorganized Debtor reserves the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. Any amounts withheld or reallocated pursuant to this Article 6.03(c) shall be treated as if distributed to the Holder of the Allowed Claim or Allowed Interest.
Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Reorganized Debtor and the Distribution Agent, or such other Person designated by the Reorganized Debtor or the Distribution Agent, IRS Form W-9 or, if the payee is a foreign Person, an applicable IRS Form W-8, or any other forms or documents reasonably requested by the Reorganized Debtor or the Distribution Agent to reduce or eliminate any withholding required by Governmental Unit. If such request is made by the Reorganized Debtor or the Distribution Agent, or such other Person designated by the Reorganized Debtor or the Distribution Agent, and the Holder fails to comply within ninety (90) days after not less than two (2) requests have been made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor as applicable, and any Claim or Interest in respect of such distribution shall be forever barred from assertion against any Debtor, the Reorganized Debtor and their respective property.
(d)Foreign Currency Exchange Rate
Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.
(e)Fractional, Undeliverable, and Unclaimed Distributions
(i)Fractional Distributions: No fractional New Common Stock shall be distributed. Whenever any distribution of fractional units of New Common Stock would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding down of such fraction to the nearest unit of New Common Stock. Any Cash distributions shall reflect a rounding down of such Cash to the nearest penny. No consideration shall be provided in lieu of fractional shares or Cash amounts that are rounded down. None of the Reorganized Debtor or the Distribution Agent shall have any obligation to make a distribution that is less than one (1) share of New Common Stock. DTC shall be considered a single holder for distribution purposes.
(ii)Undeliverable Distributions: If any distribution to a Holder is returned as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder within thirty (30) days of receipt of the Holder’s then current address or other necessary information. Undeliverable distributions shall remain in the possession of the Reorganized Debtor as applicable, for one (1) year after the Effective Date at which time such distribution reverts to the Reorganized Debtor as applicable, or is cancelled pursuant to Article 6.03(e)(iv) of the Plan, and shall not be supplemented with any interest, dividends, or other accruals of any kind.

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(iii)Failure to Present Checks: Checks issued by the Reorganized Debtor (or its Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued.
Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days of the Effective Date shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtor or its property.
Within ninety (90) days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment laws, all such distributions shall revert to the Reorganized Debtor. Nothing contained herein shall require the Reorganized Debtor to attempt to locate any Holder of an Allowed Claim.
(iv)Reversion: Any distribution under the Plan that is an Unclaimed Distribution for a period of one (1) year after the Effective Date shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code, and such Unclaimed Distribution shall revest in the Reorganized Debtor and, to the extent such Unclaimed Distribution is New Common Stock shall be deemed cancelled. Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.
(f)Surrender of Cancelled Instruments or Securities
On the Effective Date, each Holder of a certificate or instrument evidencing a Claim or Interest that has been cancelled shall be deemed to have surrendered such certificate or interest to the Debtor or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such certificate or instrument shall be cancelled solely with respect to the Debtor, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights. Notwithstanding the foregoing paragraph, this Article 6.03(f) shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan.
6.04 Claims Paid or Payable by Third Parties
(a)Claims Paid by Third Parties
A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not the Debtor or the Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of

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such Claim and receives payment from a party that is not the Debtor or the Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid.
(b)Claims Payable by Insurance Carriers
No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtor’s insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtor’s insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
(c)Applicability of Insurance Policies
Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary herein (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtor or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.
6.05 No Postpetition or Default Interest on Claims
Unless otherwise specifically provided for in the Plan or the Confirmation Order, and notwithstanding any documents that govern the Debtor’s prepetition funded indebtedness to the contrary, (a) postpetition and/or default interest shall not accrue or be paid on any Claims and (b) no Holder of a Claim shall be entitled to: (i) interest accruing on or after the Petition Date on any such Claim; or (ii) interest at the contract default rate, as applicable.
6.06 Setoffs
Except as otherwise expressly provided for herein and with respect to the Allowed Claim of the holders of the Senior Notes and/or the Trustee, the Reorganized Debtor, pursuant to the Bankruptcy Code (including Section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that the Debtor or the Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Reorganized Debtor of any such Claims, rights, and Causes of Action that the Reorganized Debtor may possess against such Holder. In no event shall any Holder of a Claim be

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entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Section 553 of the Bankruptcy Code or otherwise.
6.07 Allocation Between Principal and Accrued Interest
Except as otherwise provided herein or as otherwise required by law (as reasonably determined by the Reorganized Debtor), the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof as determined for federal income tax purposes) and, thereafter, to interest, if any, on such Allowed Claim accrued through the Effective Date.
6.08 Delivery of New Common Stock
On the Effective Date, the Reorganized Debtor is authorized to issue or cause to be issued and shall issue the New Common Stock for distribution in accordance with the terms of the Plan without the need for any further board, shareholder or other corporate action. All of the New Common Stock issuable under the Plan, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable. Each holder of New Common Stock shall be deemed, without further notice or action, to have agreed to be bound by the New Governance Documents, as the same may be amended from time to time following the Effective Date in accordance with their terms. The New Governance Documents shall be binding on all Entities receiving New Common Stock (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to the New Governance Document. Notwithstanding the foregoing, the Reorganized Debtor, may condition the distribution of any New Common Stock issued pursuant to the Plan upon the recipient thereof duly executing and delivering to the Debtor or the Reorganized Debtor, as applicable, counter-signatures to one or more New Governance Documents.
Article VII
PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND
DISPUTED CLAIMS AND INTERESTS
7.01 Allowance of Claims
Except as expressly provided in the Plan or in any Order entered in the Chapter 11 Case before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Case allowing such Claim. The Debtor or Reorganized Debtor may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.
7.02 Objections to Claims
Except as otherwise specifically provided in this Plan or the Confirmation Order, the Debtor, and after the Effective Date, the Reorganized Debtor, shall have the sole authority to: (a) File, withdraw, or litigate to judgment objections to Claims or Interests; (b) settle or compromise any Disputed Claim or Interest without any further notice to or action, Order, or approval by the Bankruptcy Court; and (c) administer and adjust the Debtor’s Claims register to reflect any such

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settlements or compromises without any further notice to or action, Order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, the Reorganized Debtor shall have and retain any and all rights and defenses the Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Disputed Interest, including the Causes of Action retained pursuant to Article 4.20 of the Plan. A motion to extend the Claims Objection Deadline shall automatically extend the deadline until the Court enters an order on such motion.
7.03 Estimation of Claims
Before or after the Effective Date, the Debtor or Reorganized Debtor, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to Section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or the Reorganized Debtor may pursue supplementary proceedings to object to the allowance of such Claim. Notwithstanding Section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to Section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated.
7.04 No Distribution Pending Allowance
If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.
7.05 Distribution After Allowance
To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.
7.06 No Interest
Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

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7.07 Adjustment to Claims Without Objection
Any duplicate Claim or Interest, any Claim or Interest that has been paid or satisfied, or any Claim or Interest that has been amended or superseded, cancelled or otherwise expunged (including pursuant to the Plan or the Confirmation Order), may be adjusted or expunged (including on the Claims register, to the extent applicable) by the Reorganized Debtor without having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, Order, or approval of the Bankruptcy Court.
7.08 Disallowance of Claims
All Claims of any Entity from which property is sought by the Debtor under Sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtor or the Reorganized Debtor allege is a transferee of a transfer that is avoidable under Sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtor or the Reorganized Debtor, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned Sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order. All Claims filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court. All Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtor elects to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.
Except as provided herein or otherwise agreed to by the Debtor or the Reorganized Debtor, as applicable, any and all Proofs of Claim filed after the Claims Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, Order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Combined Hearing such late Filed Claim has been deemed timely Filed by a Final Order.
Article VIII
EFFECT OF CONFIRMATION OF THE PLAN
8.01 Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies
Except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan (including the Takeback Debt and the Revolving Credit Facility): (a) the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of any and all Claims and Interests after the Effective Date by the Reorganized Debtor, and Causes of Action against the Debtor of any nature whatsoever including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such liability relates to services performed by employees of the Debtor prior to the Effective Date and that arises from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, all debts of the kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any interest accrued

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on Claims or Interests from and after the Petition Date, and all other liabilities against, liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties; (b) the Plan shall bind all Holders of Claims and Interests; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtor’s liability with respect thereto shall be extinguished completely, including any liability of the kind specified under Section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtor, the Debtor’s Estate, the Reorganized Debtor, its successors and assigns, and its assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, in each case regardless of whether or not: (i) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to Section 502 of the Bankruptcy Code; (iii) the Holder of such a Claim or Interest has accepted, rejected or failed to vote to accept or reject the Plan; or (iv) any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.
Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtor, its Estate, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtor may compromise and settle Claims against the Debtor and its Estate and Causes of Action against other Entities.
8.02 Release by the Debtor
NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, FOR GOOD AND VALUABLE CONSIDERATION, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS DEEMED RELEASED AND DISCHARGED BY THE DEBTOR, THE REORGANIZED DEBTOR, AND ITS ESTATE FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTOR OR ITS ESTATE, THAT THE DEBTOR, THE REORGANIZED DEBTOR, OR ITS ESTATE WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, THE DEBTOR OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTOR (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF), ANY SECURITIES ISSUED BY THE DEBTOR AND THE OWNERSHIP THEREOF, THE DEBTOR’S IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE

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DEBTOR), ANY INTERCOMPANY TRANSACTIONS, THE BOND INDENTURE, THE CHAPTER 11 CASE, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, EXECUTION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENTS, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE TAKEBACK DEBT, THE REVOLVING CREDIT FACILITY, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF ANY DEBT (INCLUDING THE TAKEBACK DEBT AND THE REVOLVING CREDIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW COMMON STOCK OR EQUITY OF CORENERGY ISSUED IN CONNECTION THEREWITH) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (A) ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE RESTRUCTURING SUPPORT AGREEMENT, THE PLAN, ANY DEFINITIVE DOCUMENT EXECUTED IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT EXECUTED TO IMPLEMENT THE PLAN, (B) THE DEBTOR’S OR THE REORGANIZED DEBTOR’S ASSUMED INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN, OR (C) CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE.
ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (A) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING AND IMPLEMENTING THE PLAN; (B) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (C) IN THE BEST INTERESTS OF THE DEBTOR AND ALL HOLDERS OF CLAIMS AND INTERESTS; (D) FAIR, EQUITABLE, AND REASONABLE; (E) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (F) A BAR TO ANY OF THE DEBTOR, THE REORGANIZED DEBTOR, OR THE DEBTOR’S ESTATE ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.
8.03 Releases by Holders of Claims and Interests
NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY, AS OF THE EFFECTIVE DATE, AND TO THE FULLEST EXTENT

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ALLOWED BY APPLICABLE LAW, EACH RELEASING PARTY IS DEEMED TO HAVE RELEASED AND DISCHARGED THE DEBTOR, REORGANIZED DEBTOR, AND THE RELEASED PARTIES FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTOR OR ITS ESTATE, THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY), BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTOR (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF), ANY SECURITIES ISSUED BY THE DEBTOR AND THE OWNERSHIP THEREOF, THE DEBTOR’S IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTOR), ANY INTERCOMPANY TRANSACTIONS, THE BOND INDENTURE, THE CHAPTER 11 CASE, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, EXECUTION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENTS, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE TAKEBACK DEBT, THE REVOLVING CREDIT FACILITY, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF ANY DEBT (INCLUDING THE TAKEBACK DEBT AND THE REVOLVING CREDIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW COMMON STOCK OR EQUITY OF CORENERGY ISSUED IN CONNECTION THEREWITH) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (A) ANY POST- EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE RESTRUCTURING SUPPORT AGREEMENT, THE PLAN, THE TAKEBACK DEBT OR THE REVOLVING CREDIT FACLIITY, ANY DEFINITIVE DOCUMENT EXECUTED IN CONNECTION WITH THE RESTRUCTURING TRANSACTIONS, OR ANY OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT EXECUTED TO IMPLEMENT THE PLAN, (B) SHALL NOT RESULT IN A RELEASE, WAIVER, OR DISCHARGE OF THE DEBTOR’S OR THE REORGANIZED DEBTOR’S ASSUMED INDEMNIFICATION PROVISIONS AS SET FORTH IN THE PLAN, (C) OBLIGATIONS UNDER THE BOND INDENTURE, THAT, BY THEIR EXPRESS TERMS, SURVIVE THE TERMINATION THEREOF, INCLUDING THE RIGHTS OF THE TRUSTEE TO EXPENSE REIMBURSEMENT, INDEMNIFICATION AND SIMILAR AMOUNTS, OR (IV) CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE.
ENTRY OF THE CONFIRMATION ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD-PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF

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THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THE PLAN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD-PARTY RELEASE IS: (A) CONSENSUAL; (B) ESSENTIAL TO THE CONFIRMATION OF THE PLAN; (C) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, THE RELEASED PARTIES’ CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING AND IMPLEMENTING THE PLAN; (D) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD-PARTY RELEASE; (E) IN THE BEST INTERESTS OF THE DEBTOR AND ITS ESTATE; (F) FAIR, EQUITABLE, AND REASONABLE; (G) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (H) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD-PARTY RELEASE.
8.04 Exculpation
NOTWITHSTANDING ANYTHING CONTAINED IN THE PLAN TO THE CONTRARY AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO EXCULPATED PARTY SHALL HAVE OR INCUR LIABILITY FOR, AND EACH EXCULPATED PARTY IS RELEASED AND EXCULPATED FROM, ANY CAUSE OF ACTION FOR ANY CLAIM RELATED TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF, THE DEBTOR (INCLUDING THE MANAGEMENT, OWNERSHIP, OR OPERATION THEREOF), ANY SECURITIES ISSUED BY THE DEBTOR AND THE OWNERSHIP THEREOF, THE DEBTOR’S IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, ANY AVOIDANCE ACTIONS (BUT EXCLUDING AVOIDANCE ACTIONS BROUGHT AS COUNTERCLAIMS OR DEFENSES TO CLAIMS ASSERTED AGAINST THE DEBTOR), ANY INTERCOMPANY TRANSACTIONS, THE BOND INDENTURE, THE CHAPTER 11 CASE, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, EXECUTION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENTS, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE TAKEBACK DEBT, THE REVOLVING CREDIT FACILITY, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF ANY DEBT (INCLUDING THE TAKEBACK DEBT AND THE REVOLVING CREDIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW COMMON STOCK OR EQUITY OF CORENERGY ISSUED IN CONNECTION THEREWITH) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE, EXCEPT FOR CLAIMS RELATED TO ANY ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, BUT IN ALL RESPECTS SUCH ENTITIES SHALL BE ENTITLED TO REASONABLY RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES PURSUANT TO THE PLAN.

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THE EXCULPATED PARTIES HAVE, AND UPON CONFIRMATION OF THE PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF VOTES ON, AND DISTRIBUTION OF CONSIDERATION PURSUANT TO, THE PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE EXCULPATION SET FORTH ABOVE DOES NOT RELEASE OR EXCULPATE ANY CLAIM RELATING TO ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE RESTRUCTURING SUPPORT AGREEMENT, THE PLAN, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING ANY DOCUMENTS RELATED TO THE TAKEBACK DEBT, THE REVOLVING CREDIT FACILITY, AND OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN.
8.05 Injunction
UPON ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND INTERESTS AND OTHER PARTIES IN INTEREST, ALONG WITH THEIR RESPECTIVE PRESENT OR FORMER EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, PRINCIPALS, AND AFFILIATES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, SHALL BE ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN IN RELATION TO ANY CLAIM OR INTEREST THAT IS EXTINGUISHED, DISCHARGED, OR RELEASED PURSUANT TO THE PLAN.
EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT: (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO ARTICLE 8.02 OF THE PLAN; (C) HAVE BEEN RELEASED PURSUANT TO ARTICLE 8.03 OF THE PLAN, (D) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE 8.04 OF THE PLAN, OR (E) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST, AS APPLICABLE, THE DEBTOR, THE REORGANIZED DEBTOR, THE RELEASED PARTIES, AND/OR THE EXCULPATED PARTIES: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (3) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST SUCH ENTITIES OR THE PROPERTY OR ESTATES OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS; (4) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM SUCH ENTITIES OR

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AGAINST THE PROPERTY OF SUCH ENTITIES ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS UNLESS SUCH ENTITY HAS TIMELY ASSERTED SUCH SETOFF RIGHT IN A DOCUMENT FILED WITH THE BANKRUPTCY COURT EXPLICITLY PRESERVING SUCH SETOFF, AND NOTWITHSTANDING AN INDICATION OF A CLAIM OR INTEREST OR OTHERWISE THAT SUCH ENTITY ASSERTS, HAS, OR INTENDS TO PRESERVE ANY RIGHT OF SETOFF PURSUANT TO APPLICABLE LAW OR OTHERWISE; AND (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND ON ACCOUNT OF OR IN CONNECTION WITH OR WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS DISCHARGED, RELEASED, EXCULPATED, SETTLED AND/OR TREATED, ENTITLED TO A DISTRIBUTION, OR CANCELLED PURSUANT TO THE PLAN.
NO PERSON OR ENTITY MAY COMMENCE OR PURSUE A CLAIM OR CAUSE OF ACTION OF ANY KIND AGAINST THE DEBTOR, THE REORGANIZED DEBTOR, THE EXCULPATED PARTIES, OR THE RELEASED PARTIES THAT RELATES TO OR IS REASONABLY LIKELY TO RELATE TO ANY ACT OR OMISSION IN CONNECTION WITH, RELATING TO, OR ARISING OUT OF A CLAIM OR CAUSE OF ACTION RELATED TO THE CHAPTER 11 CASE, THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THE RESTRUCTURING SUPPORT AGREEMENT AND RELATED PREPETITION TRANSACTIONS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE RESTRUCTURING SUPPORT AGREEMENT, THE PREPETITON DOCUMENTS, THE DISCLOSURE STATEMENT, THE PLAN, THE PLAN SUPPLEMENT, THE CHAPTER 11 CASE, THE FILING OF THE CHAPTER 11 CASE, THE TAKEBACK DEBT, THE REVOLVING CREDIT FACILITY, ANY DOCUMENTS RELATED TO THE TAKEBACK DEBT, SOLICITATION OF VOTES ON THE PLAN, THE PREPETITION NEGOTIATION AND SETTLEMENT OF CLAIMS, THE PURSUIT OF CONFIRMATION OF THE PLAN, THE PURSUIT OF CONSUMMATION OF THE PLAN, THE ADMINISTRATION AND IMPLEMENTATION OF THE PLAN, INCLUDING THE ISSUANCE OR DISTRIBUTION OF ANY DEBT (INCLUDING THE TAKEBACK DEBT AND THE REVOLVING CREDIT FACILITY) AND/OR SECURITIES (INCLUDING THE NEW COMMON STOCK OR EQUITY OF CORENERGY ISSUED IN CONNECTION THEREWITH) PURSUANT TO THE PLAN, OR THE DISTRIBUTION OF PROPERTY UNDER THE PLAN OR ANY OTHER RELATED AGREEMENT, OR UPON ANY OTHER RELATED ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE RELATED OR RELATING TO ANY OF THE FOREGOING, WITHOUT REGARD TO WHETHER SUCH PERSON OR ENTITY IS A RELEASING PARTY, WITHOUT THE BANKRUPTCY COURT (1) FIRST DETERMINING, AFTER NOTICE AND A HEARING, THAT SUCH CLAIM OR CAUSE OF ACTION REPRESENTS A COLORABLE CLAIM OF ANY KIND AND (2) SPECIFICALLY AUTHORIZING SUCH PERSON OR ENTITY TO BRING SUCH CLAIM OR CAUSE OF ACTION AGAINST THE DEBTOR, REORGANIZED DEBTOR, OR ANY SUCH EXCULPATED PARTY OR RELEASED PARTY.
THE BANKRUPTCY COURT WILL HAVE SOLE AND EXCLUSIVE JURISDICTION TO ADJUDICATE THE UNDERLYING COLORABLE CLAIM OR CAUSES OF ACTION.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE INJUNCTION DOES NOT ENJOIN ANY PARTY UNDER THE PLAN, THE CONFIRMATION ORDER OR UNDER ANY OTHER DEFINITIVE DOCUMENT OR OTHER DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE ATTACHED TO THE DISCLOSURE STATEMENT OR INCLUDED IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN AND THE CONFIRMATION ORDER FROM BRINGING AN ACTION TO ENFORCE THE TERMS OF THE PLAN, THE CONFIRMATION ORDER OR SUCH DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE ATTACHED TO THE DISCLOSURE STATEMENT OR INCLUDED IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN AND THE CONFIRMATION ORDER. THE INJUNCTION IN THE PLAN SHALL EXTEND TO ANY SUCCESSORS AND ASSIGNS OF THE DEBTOR AND THE REORGANIZED DEBTOR AND ITS RESPECTIVE PROPERTY AND INTERESTS IN PROPERTY.
8.06 Protection Against Discriminatory Treatment
In accordance with Section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which the Reorganized Debtor has been or is associated, solely because the Reorganized Debtor was a debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Case (or during the Chapter 11 Case, but before the Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Case.
8.07 Release of Liens
Except as otherwise specifically provided in the Plan, the Takeback Debt, the Revolving Credit Facility (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest related to the Takeback Debt and/or the Revolving Credit Facility), or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtor, the Trustee or any other Holder of a Secured Claim. In addition, at the sole expense of the Debtor or the Reorganized Debtor, the Trustee shall execute and deliver all documents reasonably requested by the Debtor, Reorganized Debtor or administrative agent(s) for the Takeback Debt and/or the Revolving Credit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtor and its designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.
8.08 Reimbursement of Contribution
If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to Section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding Section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant Holder of a Claim has filed a

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noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.
8.09 Recoupment
In no event shall any Holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtor or the Reorganized Debtor, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtor on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.
Article IX
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE
9.01 Conditions Precedent to the Effective Date
It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article 9.02 of the Plan:
(a)The Bankruptcy Court shall have entered the Confirmation Order, which shall be a Final Order;
(b)The Restructuring Support Agreement shall remain in full force and effect and shall not have been terminated and all conditions shall have been satisfied thereunder, and there shall be no breach that would give rise to a right to terminate the Restructuring Support Agreement by the Debtor or the Ad Hoc Noteholder Group for which notice has been given in accordance with the terms thereof (including by the requisite parties thereunder), or such notice could have been given to the extent such notice is not permitted due to the commencement of the Chapter 11 Case and the related automatic stay;
(c)The Grier Members’ consent to the Restructuring Support Agreement shall remain in full force and effect;
(d)The Plan, any other Definitive Documents, and all documents contained in the Plan Supplement, including any exhibits, schedules, annexes, amendments, modifications, or supplements thereto shall have been executed and/or filed with the Bankruptcy Court and shall be consistent in all respects with the Restructuring Support Agreement;
(e)No court of competent jurisdiction or other competent governmental or regulatory authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting, in a material respect, the consummation of the Plan, the Restructuring Transactions, the Restructuring Support Agreement or any of the Definitive Documents contemplated thereby;
(f)The conditions precedent to the effectiveness of the Takeback Debt, if any, (as determined in any Takeback Debt documentation) shall have been satisfied or duly waived in writing and any documents or instruments related to the Takeback Debt shall have closed or will close simultaneously with the effectiveness of the Plan;
(g)The conditions precedent to the effectiveness of the Revolving Credit Facility, if any, (as determined in the Revolving Credit Facility Documents) shall have been satisfied or duly waived in writing and any documents or instruments related to the Revolving Credit Facility shall have closed or will close simultaneously with the effectiveness of the Plan;

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(h)The Debtor shall have obtained any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan and the Restructuring Transactions;
(i)The Debtor shall have implemented the Restructuring Transactions in a manner consistent in all respects with the Restructuring Support Agreement;
(j)All conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the New Governance Documents shall have been waived or satisfied in accordance with the terms thereof;
(k)To the extent required under applicable non-bankruptcy law, any amendments to the Debtor’s governance and organizational documents, shall have been duly filed with the applicable authorities in the relevant jurisdictions; and
(l)All Restructuring Fees and Expenses for which an invoice has been received by the Debtor on or before two (2) Business Days before the expected Effective Date and professional fees and expenses of Retained Professionals approved by the Bankruptcy Court shall have been paid in full.
9.02 Waiver of Conditions Precedent
The Debtor (with the express consent of the Ad Hoc Noteholder Group pursuant to the same percentages as required in the Restructuring Support Agreement, in writing), may waive any of the conditions to the Effective Date set forth in Article 9.01 of the Plan at any time, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan or consummate the Plan. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of such rights or any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time (subject to the consent of the Ad Hoc Noteholder Group).
9.03 Effect of Non-Occurrence of Conditions to Consummation
If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, or if, prior to the Effective Date, the Confirmation Order is vacated pursuant to a Final Order, then (except as provided in any such Final Order): (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, the Confirmation Order, the Disclosure Statement, or the Restructuring Support Agreement shall: (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the rights of the Debtor or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.
9.04 Substantial Consummation
“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

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Article X
MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN
10.01 Modification of Plan
Effective as of the date hereof: (a) the Debtor reserves the right (subject to the terms of the Restructuring Support Agreement and the consents required therein) in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein; and (b) after the entry of the Confirmation Order, the Debtor (subject to the terms of the Restructuring Support Agreement and the consents required therein) or the Reorganized Debtor, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein. Notwithstanding anything to the contrary herein, the Debtor or the Reorganized Debtor, as applicable, shall not amend or modify the Plan in a manner inconsistent with the Restructuring Support Agreement.
10.02 Effect of Confirmation on Modifications
Entry of the Confirmation Order shall constitute (a) approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to Section 1127(a) of the Bankruptcy Code; and (b) a finding that such modifications to the Plan do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.
10.03 Revocation or Withdrawal of Plan
The Debtor reserves the right (subject to the terms of the Restructuring Support Agreement and the consents required therein) to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtor revokes or withdraws the Plan, or if Confirmation or the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) the Restructuring Support Agreement will be null and void in all respects; (c) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (d) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (ii) prejudice in any manner the rights of the Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtor or any other Entity.
Article XI
RETENTION OF JURISDICTION
Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:
1.allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim against the Debtor, including the resolution of any request for payment of any Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims;

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2.decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan;
3.resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which the Debtor is party or with respect to which the Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to Section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;
4.ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;
5.adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving the Debtor that may be pending on the Effective Date;
6.enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Case and (b) the Plan, the Confirmation Order, contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;
7.enforce any order for the sale of property pursuant to Sections 363, 1123, or 1146(a) of the Bankruptcy Code;
8.grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to Section 365(d)(4) of the Bankruptcy Code;
9.issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;
10.hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Case, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Article 6.03 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, contracts, instruments, releases, and other agreements or documents created in connection with the Plan; or (d) related to Section 1141 of the Bankruptcy Code;
11.enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;
12.consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

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13.hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;
14.enter an order or Final Decree concluding or closing the Chapter 11 Case;
15.enforce all orders previously entered by the Bankruptcy Court; and
16.hear any other matter not inconsistent with the Bankruptcy Code;
17.provided that, on and after the Effective Date and after the consummation of the following agreements or documents, the Bankruptcy Court shall not retain jurisdiction over matters arising out of or related to the Takeback Debt, Revolving Credit Facility, and the New Governance Documents. The Takeback Debt, Revolving Credit Facility, and the New Governance Documents shall be governed by the respective jurisdictional provisions therein.
Article XII
MISCELLANEOUS PROVISIONS
12.01 Immediate Binding Effect
Subject to Article 9.01 hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtor, the Reorganized Debtor, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtor.
12.02 Additional Documents
On or before the Effective Date, the Debtor may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor or the Reorganized Debtor, as applicable, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan Reservation of Rights.
12.03 Reservation of Rights
The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by the Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.
12.04 Successor and Assigns
The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

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12.05 Service of Documents
After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtor shall be served on:

Debtor	Counsel to the Debtor
CorEnergy Infrastructure Trust, Inc. Attn: Chris Reitz 1100 Walnut St., Kansas City, MO 64106 E-mail: creitz@corenergy.reit	Husch Blackwell LLP 4801 Main Street, Suite 1000 Kansas City, MO 64112-2551 Attn: Mark T. Benedict and John J. Cruciani Email: mark.benedict@huschblackwell.com john.cruciani@huschblackwell.com
Office of United States Trustee	Counsel to the Ad Hoc Noteholder Group
Office of United States Trustee for Region 13
Faegre Drinker Biddle & Reath LLP
1177 Avenue of the Americas, 41st Floor
New York, New York 10036, USA
Attn:
James H. Millar and
Laura E. Appleby

Email:
james.millar@faegredrinker.com
laura.appleby@faegredrinker.com

After the Effective Date, the Reorganized Debtor has authority to send a notice to Entities informing them that, in order to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtor is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.
12.06 Term of Injunction or Stays
Unless otherwise provided herein, in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case (pursuant to Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan, the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan, the Confirmation Order shall remain in full force and effect in accordance with their terms.
12.07 Entire Agreement
Except as otherwise indicated or as set forth in the Restructuring Support Agreement, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

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12.08 Plan Supplement
All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date, consistent with the Restructuring Support Agreement. After the exhibits and documents are filed, copies of such exhibits and documents shall have been available upon written request to the Debtor’s counsel at the address above or by downloading such exhibits and documents from the Notice and Claims Agent’s website at https://cases.stretto.com/corenergy or the Bankruptcy Court’s website at www.mow.uscourts.gov/bankruptcy.
12.09 Non-Severability
If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and consistent with the terms set forth herein; and (c) nonseverable and mutually dependent.
12.10 Votes Solicited in Good Faith
Upon entry of the Confirmation Order, the Debtor will be deemed to have solicited votes on the Plan in good faith and in compliance with Section 1125(g) of the Bankruptcy Code, and pursuant to Section 1125(e) of the Bankruptcy Code, the Debtor, and its respective Affiliates, agents, representatives, members, principals, shareholders, officers, trustees, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtor will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.
12.11 Dissolution of Statutory Committees and Cessation of Fee and Expense Payment
On the Effective Date, any Statutory Committee appointed in the Chapter 11 Case shall dissolve automatically and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Case, except with respect to final fee applications of the Retained Professionals and any consent or consultation rights of the Statutory Committee that remain applicable after the Effective Date. The Reorganized Debtor shall not be responsible for paying any fees or expenses incurred by the members or Retained Professionals of any Statutory Committee or any other statutory committee appointed in the Chapter 11 Case after the Effective Date except with respect to any consent or consultation rights of any Statutory Committee that remain applicable after the Effective Date.

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12.12 Closing of Chapter 11 Case
The Reorganized Debtor shall, promptly after the full administration of the Chapter 11 Case, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Case.
12.13 Waiver or Estoppel
Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtor or its counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers.

Dated: February 25, 2024.
CORENERGY INFRASTRUCTURE TRUST, INC.

By: /s/ Mark T. Benedict
Mark T. Benedict, Esq.
John J. Cruciani, Esq.
4801 Main Street, Suite 1000
Kansas City, MO 64112
Telephone    (816) 983-8000
Facsimile    (816) 983-8080
Email:    Mark.Benedict@huschblackwell.com     John.Cruciani@huschblackwell.com

Proposed Counsel for Debtor and Debtor in Possession

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FDBR Revised Draft February 22, 2024

CORENERGY INFRASTRUCTURE TRUST, INC.
EXHIBIT A
Exit Facility Term Sheet
This term sheet (this “Term Sheet”) summarizes certain terms and conditions (and does not purport to summarize all of the terms and conditions) of the proposed term and revolving credit loans described below, to be entered into in connection with the voluntary case commenced by CorEnergy Infrastructure Trust, Inc. (the “Company”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware pursuant to a “prepackaged” chapter 11 plan of reorganization (the “Restructuring Transaction”). This Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution and delivery of definitive documentation in form and substance consistent with this Term Sheet and otherwise reasonably acceptable to the Lenders (as hereinafter defined) as well as the satisfactory completion of reasonable due diligence.
This Term Sheet and any associated documents that may be provided in furtherance of negotiations between the parties are provided as part of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar import.
THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER TO SELL OR BUY, OR THE SOLICITATION OF AN OFFER TO SELL OR BUY ANY SECURITIES OR A SOLICITATION OR ACCEPTANCE OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE (AS DEFINED BELOW), IT BEING UNDERSTOOD THAT ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE LAW.

Parties
Borrower:	The Company, CorEnergy Infrastructure Trust, Inc.
Guarantors:
All present and future, direct and indirect subsidiaries of the Borrower or Crimson Midstream Holdings, LLC, other than (a) any subsidiary for which a guaranty would require CPUC authorization or consent and such authorization or consent has not been obtained (as of the date hereof, Crimson California Pipeline, L.P. and San Pablo Bay Pipeline Company, LLC) and (b) any subsidiary identified as dormant that will be liquidated and dissolved, or merged into another subsidiary, within a reasonable period after closing.
A structure chart is attached hereto as Exhibit A.

Lenders:
Term Loan Facility Lenders: holders of Senior Notes (defined below)
Revolving Loan Facility Lenders: holders of Senior Notes that have agreed to make revolving loans under the Revolving Credit Facility.

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Administrative Agent:	[UMB Bank N.A.][3]
Summary of Exit Facility
Term Loan Facility:
Exchange of the Company’s 5.875% Convertible Senior Notes due 2025 (“Senior Notes”) for:
(a)    $45,000,000 of term loan notes under the Term Loan Credit Agreement;
(b)    cash in accordance with the terms of the Restructuring Transaction; and
(c)    equity of the Company in accordance with the terms of the Restructuring Transaction.

Revolving Loan Facility:	Commitment for up to $10,000,000 of new money revolving loans under the Revolving Loan Credit Agreement.
Priority:
The Revolving Loan Facility and all guaranties and security interests in connection therewith will be (i) senior to the Term Loan Facility and the guaranties and security interests in connection therewith (together with any subsequent refinancings thereof in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, and whether with the same or different lenders) and (ii) junior to certain existing intercompany debt. Absent an event of default, all scheduled payments of principal and interest will be applied to the Revolving Loan Facility and the Term Loan Facility in accordance with their terms. All unscheduled prepayments and, after an event of default, all scheduled payments of principal and interest will be applied first to outstanding obligations under the Revolving Loan Facility and thereafter to outstanding obligations under the Term Loan Facility.
The Term Loan Facility and all guaranties and security interests in connection therewith will be senior to all other indebtedness and obligations of the Company and its subsidiaries, consistent with the Amended and Restated Credit Agreement, dated as of February 4, 2021 (as amended), among Crimson Midstream Operating, LLC and the other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association (the “Wells Fargo Facility”), except that it will be junior to certain existing intercompany debt.

Term Loan Facility
Maturity:	The earlier of five (5) years from the deemed issuance date of April 4, 2024 (the “Deemed Issuance Date”) or the acceleration of the loans upon the occurrence of an event of default.
3 Note to Draft: To be confirmed.

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Interest:
12% per annum commencing on the Deemed Issuance Date.
Interest will PIK until the Confirmation Order.
After the Confirmation Order, interest will be paid quarterly; provided that the Company may PIK interest at its option until the first anniversary of the Confirmation Order.

Repayments and Prepayment:
Amortization of $1,000,000 per quarter in arrears, commencing with the first full calendar quarter after the first anniversary of the Confirmation Order.
The Company may prepay all or any portion of the Term Loan Facility on or after the first anniversary of the Confirmation Order.
Mandatory prepayment of not less than $9 million (the “CO2 Paydown Amount”) in connection with the CO2 Joint Venture (as defined below).
Other mandatory prepayments consistent with the Wells Fargo Facility.
All prepayments will be subject to a prepayment premium equal to:
•Prior to the second anniversary of the Effective Date, a 3.00% premium of the aggregate principal amount repaid;
•From the second anniversary through the third anniversary, a 2.00% premium of the aggregate principal amount repaid; and
•From the third anniversary through the fourth anniversary, 1.00%.

Revolving Credit Facility
Use of Proceeds:	To remedy emergencies and disasters with respect to regulated assets as required by laws and regulations. In no event shall the proceeds of any Revolving Advances be used to purchase or carry margin stock (within the meaning of Regulation U issued by the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board).
Conditions to Borrowing:	Consistent with the Wells Fargo Facility.
Maturity:	The earlier of one (1) year following the Deemed Issuance Date or the acceleration of the loans upon the occurrence of an event of default.
Interest:	One-month SOFR plus 3% per annum, paid on a quarterly basis.
Repayments and Prepayment:
The Company may prepay all or any portion of the Revolving Loan Facility at its option without premium or fees.
Mandatory prepayments consistent with the Wells Fargo Facility.
Mandatory repayment at maturity.

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Commitment Fee:	3% of the unused daily commitment amount, commencing on the date of the Confirmation Order.
Arrangement Fee:	$500,000
General Terms
Security:	Pledge of the totality of the (i) capital stock, (ii) equity interests, and (iii) assets and properties of the Borrower and the Guarantors, subject to customary exclusions (including exclusions related to governmental authorizations that are not obtained prior to the Confirmation Order) to the extent that such collateral is not of the type for which CPUC authorization or consent would be required, consistent with the Wells Fargo Facility. Additionally, the Borrower and its Subsidiaries will agree to a negative pledge for all assets and properties for which CPUC authorization or consent is required for a lender to receive a pledge of such property, consistent with the Wells Fargo Facility.
Representations, Warranties, Covenants and Events of Default:
Consistent with the Wells Fargo Facility; provided that (a) the Term Loan Facility and Revolving Loan Facility will not have financial maintenance covenants (i.e., §§6.13 and 6.14 of the Wells Fargo Facility) and (b) the Company will be permitted to consummate the CO2 Joint Venture (as defined below).

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Amendments, Waivers and Consents:
Generally, amendments to and waivers and consents under (a) the Term Loan Facility will require the approval of Lenders holding 66.67% or more of the outstanding Term Loan Facility obligations, (b) the Revolving Loan Facility will require the approval of Lenders holding 66.67% or more of the funded and unfunded Revolving Loan Facility obligations and commitments, and (c) both the Term Loan Facility and Revolving Loan Facility will require the approval of Lenders holding 66.67% or more of the outstanding Term Loan Facility obligations and funded and unfunded Revolving Loan Facility obligations and commitments (“Required Lenders”), except for matters that require a higher level of Lender approval consistent with the Wells Fargo Facility or as set forth below.
Notwithstanding the foregoing, except as permitted by the negative covenants consistent with the Wells Fargo Facility, (a) the distribution or transfer of any material operating assets of the Borrower or any of its direct or indirect subsidiaries or joint ventures (whether or not wholly-owned) (the “Borrower Group”), or the distribution or transfer of any capital stock or equity interests of any member of the Borrower Group that owns material operating assets (each, an “Asset/Equity Transfer”), (b) the incurrence of indebtedness or liens senior to the Term Loan Facility and the Revolving Loan Facility, and (c) certain other amendments, waivers and consents as set forth in the definitive documentation will require the approval of Lenders holding 75% of the outstanding Term Loan Facility obligations and funded and unfunded Revolving Loan Facility obligations and commitments.
The Borrower and its Subsidiaries may consummate the transactions contemplated in the [CO2 Letter Agreement] (the “CO2 Joint Venture”); provided that (i)  the Borrower pays down the Term Loan Facility by the CO2 Paydown Amount in connection therewith and (ii) the Borrower is not required to make and does not make any cash investments in the CO2 Joint Venture in excess of (A) the cash proceeds from any issuance of equity interests of the Borrower designated for use in connection with the CO2 Joint Venture plus (B) a cumulative builder basket as will be set forth in the Credit Agreement. Any material variations from the terms of the CO2 Letter Agreement will require the consent of the Required Lenders.

Expenses:	The Company will pay all reasonable and documented out-of-pocket costs and expenses of the Lenders associated with the preparation, execution, delivery, and administration of the Term Loan Facility and the Revolving Loan Facility.
Governing Law:	New York

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CONFIDENTIAL AND SUBJECT TO FRE 408
INITIAL DRAFT FOR DISCUSSION PURPOSES ONLY
February 22, 2024
Restructuring of Corenergy Infrastructure Trust Inc.
Summary of Principal Terms of Governance and Related Rights

EXHIBIT B
February 22, 2024
    The following is a description of certain proposed terms for the corporate governance of reorganized CorEnergy Infrastructure Trust, Inc. (as reorganized pursuant to the Plan (as defined below), “CORR”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in that certain Restructuring Support Agreement (the “Restructuring Support Agreement”) entered into by CORR and the Ad Hoc Noteholders Group (the “AHNG”).

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Board of Directors:
The board of directors of CORR (the “Board”) shall initially be comprised of five (5) directors (each a “Director”). At all times, the Board shall be compromised as follows:
One (1) Director shall be the CEO of CORR.
One (1) Director shall be designated by Keyframe Capital Partners, L.P. and Cyrus Capital Partners, L.P. (the “Keyframe Director”).
Two (2) Directors shall be independent directors unaffiliated with the AHNG or CORR or its Subsidiaries, who initially shall be designated by at least a two-thirds vote of the AHNG, and thereafter designated upon two-thirds vote of holders of the outstanding common stock of CORR (the “Common Stock”) (each an “Independent Director”). Following the death, resignation or removal of an independent director, a new independent director who is not affiliated with or employed by any member of the AHNG or CORR shall be nominated by the same vote.
One (1) Director shall be initially designated by the holders of a majority of the AHNG, excluding Keyframe Capital Partners, L.P. and Cyrus Capital Partners, L.P.; and thereafter shall be appointed by holders of the majority of the outstanding Common Stock of CORR, excluding Keyframe Capital Partners, L.P. and Cyrus Capital Partners, L.P.; provided that if Keyframe Capital Partners, L.P. and Cyrus Capital Partners, L.P. no longer possesses the right to designate a director, it shall be permitted to vote on such Director (the “Minority Director”).
The identity of the initial Directors shall be set forth in the Plan Supplement.
All actions of the Board will require the approval by a vote or the written consent of a majority of all of the Directors.
A Director may only be removed by a vote of the shareholders of CORR (“Shareholders”) holding two-thirds of the Common Stock for cause. In addition, the Keyframe Director may be removed by those Shareholders appointing such Keyframe Director at any time, with or without cause. The Minority Director may be removed by a vote of two-thirds of the Common Stock of those shareholders eligible to vote in connection with the Minority Director. Directors shall serve one-year terms commensurate with Maryland legal requirements.
From time to time, the Board may appoint non-voting observers, including one which may be designated by John Grier. Mr. Grier’s option to appoint a non-voting observer shall terminate when Mr. Grier no longer holds equity in CORR.
Keyframe Capital Partners, L.P. and Cyrus Capital Partners, L.P. will be entitled to their director designation rights so long as they holds 20% or more of the Common Stock.
The Shareholders shall enter into a securityholders agreement (the “Securityholders Agreement”) which will require each Shareholder to vote its shares of Common Stock in support of each of the nominees described above and otherwise comply with the terms of this term sheet. The Securityholders Agreement shall terminate when the members of the AHNG no longer hold, collectively, at least twenty five percent (25%) of the Common Stock. Upon such termination and thereafter, the two independent directors and the Minority Director shall be elected by a majority vote of the holders of shares of Common Stock.[4,5]

Dividends	All dividends shall be paid pro rata to the holders of Common Stock.
4 Note to Draft: Confirm entity name.
5     All votes of the AHNG contained herein shall be based upon the amount of Senior Notes held by such member of the AHNG.

Board Approvals:
Neither CORR nor any subsidiaries of CORR (collectively, the “Subsidiaries”) shall take any of the following actions without the prior vote or consent of a majority of the Board:
•hiring or termination the CEO, the CFO or any other members of senior management of CORR, or approving the compensation arrangements of the CEO, CFO or any other member of senior management of CORR;
•any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of any equity securities, partnership interests or membership interests of any kind of CORR or any Subsidiary (other than those issued solely to CORR and its Subsidiaries);
•any redemption or repurchase of any Common Stock;
•any acquisition by CORR or any Subsidiary
of the stock or assets of any person, or the acquisition of any business, properties, assets or persons or any dispositions of a material amount of assets of CORR and its Subsidiaries (on a consolidated basis);
•any voluntary election by CORR or any Subsidiary to liquidate or dissolve or to commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to the foregoing; and
•the commencement of an IPO by CORR or any Subsidiary.[6]

6     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

Shareholder Approvals:
Neither CORR nor any Subsidiaries shall take any of the following actions without the prior vote or consent of Shareholders holding at least two-thirds of the outstanding Common Stock:
•any Change of Control, provided, however, that a Change of Control to a party affiliated with any Shareholder shall require the separate vote or consent of the non-conflicted Shareholders holding at least a majority of the outstanding Common Stock of CORR held by all non-conflicted Shareholders.
•any voluntary election by CORR to liquidate or dissolve or the adoption of a plan with respect to the foregoing, if such liquidation or dissolution is unrelated to the insolvency of CORR.
•Any increase or decrease in the size of the Board.
•Any transaction between CORR or any of its Subsidiaries, on the one hand, and any affiliate of CORR or any of its Subsidiaries (other than CORR and its Subsidiaries), on the other hand, except transactions with portfolio companies of affiliates that are done on arms’-length basis and on terms no less favorable to CORR or its applicable Subsidiary than are available to other third parties;, provided, however, that a transaction with a party affiliated with any Shareholder shall require the separate vote or consent of the non-conflicted Shareholders holding at least a majority of the outstanding Common Stock of CORR held by all non-conflicted Shareholders.
•Any amendment of the governing documents of CORR or the Securityholders Agreement; provided, however, that (i) any amendment that disproportionately and adversely affects any Shareholder in any material respect shall also require the consent of such Shareholder, and (ii) if such amendment would alter a provision requiring more than majority approval, such amendment shall be consented to by the same percentage of Shareholders as required by the provision to be amended.
•Any increase in the number of equity interests to be issued by CORR.
•Any redemption or repurchase of any Common Stock.

Additional Shareholder Approval Rights:	Upon approval of a majority in Note holdings of the AHNG, additional shareholder approval rights may be provided in connection with any authorization, creation (by way of reclassification, merger, consolidation or otherwise) or issuance of any equity securities, partnership interests or membership interests of any kind of CORR or any Subsidiary (other than those issued solely to CORR and its Subsidiaries).

Information and Access Rights:
CORR and the Subsidiaries will provide to each Specified Shareholder: (i) annual consolidated financial statements of the operations of CORR and the Subsidiaries after the end of each fiscal year (audited, if available); (ii) unaudited consolidated quarterly and year-to-date financial statements of the operations of CORR and the Subsidiaries after the end of each fiscal quarter; and (iii) monthly reports of the consolidated operations of CORR and the Subsidiaries, to the extent available and provided to the Board. A Specified Shareholder may share such information with a potential purchaser of its interest upon entry into a confidentiality agreement reasonably acceptable to CORR.
Each Shareholder (or group of affiliated Shareholders) that holds at least 5% of the outstanding shares of Common Stock or any Shareholder that qualifies as a “qualified institutional buyer” (as such term is defined in connection with Rule 144A of the Securities Act) shall be a “Specified Shareholder.”

General Restrictions on Transfers:
The Certificate of Incorporation of CORR will include customary transfer restrictions related to Section 382 of the Internal Revenue Code and CORR’s status as a domestically controlled REIT.
Additionally, except as set forth under “Drag-Along Rights” below or for transfers by a Shareholder to its affiliates, no Shareholder may transfer any shares of Common Stock without the prior consent of the Board (i) to a competitor of CORR and its Subsidiaries or (ii) if, as a result of such transfer, CORR or any Subsidiary would be required to file reports under the Exchange Act, if it or its Subsidiaries are not otherwise subject to such requirements, or register as an investment company or investment adviser.

Tag-Along Rights:
Subject to “General Restrictions on Transfer” above, prior to a Shareholder (or group of Shareholders acting in concert) transferring any shares of Common Stock, each Shareholder must provide written notice to each other Shareholder and CORR setting forth the terms of such proposed transfer that exceeds two-thirds of the shares of Common Stock of CORR. Each Shareholder may elect to sell up to their pro rata portion of the shares of Common Stock being transferred.

Drag-Along Rights:
If Shareholders holding two-thirds of the outstanding Common Stock elect to consummate a Change of Control on an arms’ length basis with an unaffiliated third party, each Shareholder will be required to: vote in favor of and not oppose such Change of Control, waive any appraisal rights in connection with the Change of Control, sell its pro rata portion of the number of shares of Common Stock being sold in such transaction to the prospective third party purchaser on the same terms as the triggering Shareholders (if structured as a sale of share), and otherwise enter into customary agreements in connection therewith and support and comply with customary requests with respect to the Change of Control.
A “Change of Control” shall be deemed to have occurred if any of the following occurs with respect to CORR: (i) the direct or indirect sale or exchange in a single or series of related transactions by the Shareholders of more than fifty percent (50%) of the Common Stock (excluding any sale or exchange of a Shareholder to an affiliate of such Shareholder for the purpose of such Shareholder’s internal reallocation of such interest); (ii) a merger or consolidation in which CORR is a party, other than any merger or consolidation solely amongst CORR and its subsidiaries or parent (if any) or any merger or consolidation following which holders of at least fifty percent (50%) of the Common Stock own at least fifty percent (50%) of the voting equity securities of the surviving entity; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of CORR and its Subsidiaries (on a consolidated basis, including through the sale or other disposition of equity securities of one or more Subsidiaries) to any unaffiliated third party.

No Fees	None of the Shareholders or their Affiliates shall be paid management or similar fees, and no Director shall be paid a fee for their service on the Board, unless such Director is an independent director.
Strategic Review:	On or by a date that is 18 months following the Effective Date of CORR’s Bankruptcy Plan, as will be set forth by the Bankruptcy Court, the Board will commence a strategic review of CORR. The results of the strategic review shall be non-binding, and the implementation of any recommended actions following the strategic review shall meet the voting thresholds as established herein.

Preemptive Rights:
Each Shareholder shall have a pro rata preemptive right to acquire equity securities issued by CORR or any Subsidiary (including any partially owned Subsidiary) and debt securities issued by CORR or any Subsidiary (including any partially owned Subsidiary) to any Shareholder or its affiliates, subject to customary exceptions, such as issuances (i) pursuant to the exchange, conversion or exercise terms of other equity securities, (ii) to employees, directors or consultants pursuant to CORR’s or such Subsidiary’s incentive plans, (iii) as consideration for any acquisition, business combination or joint venture, (iv) in an IPO, (v) in connection with any pro rata stock split, dividend or similar distribution, (vi) which take the form of “equity kickers” to third party lenders in arms’ length debt financing transactions, or (vii) to CORR or any wholly-owned Subsidiary of CORR. If any Shareholders do not exercise their preemptive rights in full, each Shareholder that does so exercise their preemptive rights in full will have a right to subscribe for all or a portion of the unelected shares. Each Shareholder shall have the right to assign its preemptive rights to any associate or affiliate of such Shareholder, including any investment fund under common management. For the avoidance of doubt, to the extent that equity or debt interests are offered to any one Shareholder or its affiliates, such rights shall apply to that certain joint venture or similar arrangement pursuant to which CORR would contribute to an entity of which CORR or any wholly-owned Subsidiary of CORR holds an interest in (a) the northernmost 235 miles of the KLM pipeline.

Registration Rights:	Following an IPO, each Shareholder will have customary piggy-back registration rights.
Amendment of the Governing Documents:
The governing documents and the Securityholders Agreement may only be amended with the prior written approval of (i) shareholders holding not less than two-thirds of the outstanding shares, and (ii) the Board; provided, however, that (i) any amendment that disproportionately and adversely affects any Shareholder in any material respect shall also require the consent of such Shareholder, and (ii) if such amendment would alter a provision requiring more than majority approval, such amendment shall be consented to by the same percentage of Shareholders as required by the provision to be amended.

Governing Law	Maryland